                                                                    Exhibit 10.3

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                             STOCKHOLDERS' AGREEMENT

                                       OF

                              SANTERA SYSTEMS INC.

                           DATED AS OF APRIL 30, 2003

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                                TABLE OF CONTENTS

Article I Definitions............................................................................................   2
         1.1      Definitions....................................................................................   2
         1.2      Usage Generally, Interpretation................................................................   8
         1.3      Effective Date.................................................................................   8

Article II Transfers.............................................................................................   8
         2.1      Prohibited Transfers...........................................................................   8
         2.2      Instrument of Accession........................................................................   9
         2.3      Right of First Refusal on Dispositions.........................................................   9
         2.4      Bring-Along Right..............................................................................  11
         2.5      Sales to Competitors...........................................................................  13
         2.6      Compliance with Securities Laws and Certain Tax Laws...........................................  13

Article III Call and Put Options.................................................................................  13
         3.1      Tekelec Call Option............................................................................  13
         3.2      Put Option.....................................................................................  17
         3.3      Legacy Options.................................................................................  23

Article IV Tekelec Option to Acquire Additional Shares of Series B Preferred Stock...............................  24
         4.1      Number of Shares...............................................................................  24
         4.2      Availability of Shares.........................................................................  24
         4.3      Term of Option.................................................................................  24
         4.4      Exercise of Option.............................................................................  24
         4.5      Adjustments for Certain Events; Advance Notice.................................................  25
         4.6      Transferability of Option......................................................................  25

Article V Governance of Santera..................................................................................  25
         5.1      Board Representation...........................................................................  25
         5.2      Supermajority Voting for Certain Corporate Actions.............................................  27
         5.3      Attendance at Meetings.........................................................................  27
         5.4      Committees.....................................................................................  27
         5.5      Director Expenses..............................................................................  27

Article VI Other Agreements Between the Stockholders.............................................................  28
         6.1      Confidentiality................................................................................  28
         6.2      Non-Solicitation...............................................................................  28
         6.3      Funding of Certain Redemption Rights...........................................................  29
         6.4      Registration Rights with Respect to Tekelec Stock..............................................  29
         6.5      Information Rights.............................................................................  31
         6.6      Visitation and Inspection......................................................................  31
         6.7      Set-Off........................................................................................  32

Article VII Certificates.........................................................................................  32

Article VIII Termination.........................................................................................  33

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
Article IX Miscellaneous.........................................................................................  34
         9.1      Notices........................................................................................  34
         9.2      Remedies.......................................................................................  35
         9.3      Expenses.......................................................................................  35
         9.4      Binding Effect; Assignment.....................................................................  35
         9.5      Amendment and Waiver...........................................................................  35
         9.6      Counterparts...................................................................................  36
         9.7      Headings.......................................................................................  36
         9.8      Severability...................................................................................  36
         9.9      Governing Law..................................................................................  37
         9.10     Further Assurances.............................................................................  37
         9.11     Third Party Beneficiary........................................................................  37
         9.12     Dispute Resolution.............................................................................  37

                                       ii

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                             STOCKHOLDERS' AGREEMENT

         This STOCKHOLDERS' AGREEMENT (the "Agreement") is entered into this 30th day of April, 2003 by and among Tekelec, a California corporation ("Tekelec"), Santera Systems Inc., a Delaware corporation ("Santera"), certain of the stockholders of Santera on the date hereof and such additional parties that may become parties hereto as Legacy Santera Stockholders (the "Legacy Santera Stockholders") and Austin Ventures VI, L.P., a Delaware limited partnership ("Austin Ventures"), as the Representative, as defined below.

                                    RECITALS

         A. Concurrently herewith, Tekelec, Merger Sub, Santera and certain of the Legacy Santera Stockholders are entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the operations of Tekelec's packet telephony business unit (the "PTBU") will be combined with the business operations of Santera, together with additional cash infusions.

         B. On or prior to the Closing Date, as that term is defined in the Merger Agreement, certain Legacy Santera Stockholders will contribute an aggregate of Twelve Million Dollars ($12,000,000) in cash to Santera in exchange for a combination of convertible notes and Series D Preferred Stock of Santera.

         C. On or prior to the Closing Date, as that term is defined in the Merger Agreement, Tekelec will, and will cause its subsidiaries to, contribute the PTBU (including specified liabilities) and Twenty-Eight Million Dollars ($28,000,000) in cash to Merger Sub in exchange for an aggregate of one hundred (100) shares of common stock of Merger Sub.

         D. Upon consummation of the merger contemplated by the Merger Agreement, Tekelec and its subsidiaries will receive twenty-eight thousand (28,000) shares of Series B Preferred Stock, $0.001 per share (the "Series B Preferred Stock"), of Santera, thirty-eight thousand (38,000) shares of Series A Preferred Stock, $0.001 per share (the "Series A Preferred Stock" and, together with the Series B Preferred Stock, the "Preferred Stock"), of Santera and one
(1) share of Common Stock, $0.001 per share (the "Common Stock"), of Santera in exchange for one hundred one (101) shares of common stock of Merger Sub, all subject to and on the terms and conditions set forth in the Merger Agreement.

         E. Upon consummation of the merger contemplated by the Merger Agreement, certain stockholders of Santera existing immediately prior to the merger will receive an aggregate of sixty-two thousand (62,000) shares of Series A Preferred Stock of Santera in exchange for shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D Preferred Stock of Santera, all subject to and on the terms and conditions set forth in the Merger Agreement.

         F. As of the Closing Date, Tekelec will own thirty-eight percent (38%) of the issued and outstanding Series A Preferred Stock and all of the issued and outstanding Common Stock and Series B Preferred Stock of Santera, and the Legacy Santera Stockholders will collectively own sixty-two percent (62%) of the issued and outstanding Series A Preferred Stock of Santera.

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         G.       The parties hereto desire to promote their mutual interests by imposing certain restrictions and obligations on each other and on the shares of Stock and, further, to provide for matters pertaining to the management and governance of Santera following the Effective Date.

         NOW, THEREFORE, in consideration of the conditions and provisions contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms shall, for purposes of this Agreement, have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

                  "Act" shall mean the Securities Act of 1933, as amended.

                  "Adjustment Factor" shall mean the aggregate percentage of Common Stock not owned by Tekelec, by its wholly owned subsidiaries or by Tekelec Designees and not considered Disputed Shares, assuming the conversion of all then issued and outstanding shares of Preferred Stock (including any of such shares that the holder thereof may not yet have the right to convert into shares of Common Stock), as of the end of the Call Measurement Period or the Put Measurement Period, as applicable.

                  "Affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of securities, by contract, or otherwise.

                  "Agreement" shall mean this Stockholders' Agreement, as the same may be amended from time to time in accordance with the terms hereof.

                  "Amended and Restated Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of Santera in the form of Exhibit M attached to the Merger Agreement, as the same may be amended from time to time.

                  "Arbiter" shall have the meaning provided in Section 2.3(g).

                  "Austin Ventures" shall have the meaning provided in the introduction hereto.

                  "Board" shall mean the board of directors of Santera.

                  "Bring-Along Notice" shall have the meaning provided in
Section 2.4(a).

                  "Bylaws" shall mean the bylaws of Santera as in effect as of the date of this Agreement, as the same may be amended from time to time in accordance with the terms thereof and the Amended and Restated Certificate of Incorporation.

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                  "Call Closing Date" shall have the meaning provided in Section
3.1(e).

                  "Call Measurement Period" shall have the meaning provided in
Section 3.1(a).

                  "Call Notice" shall have the meaning provided in Section
3.1(a).

                  "Call Price" shall have the meaning provided in Section
3.1(a).

                  "Call Price Notice" shall have the meaning provided in Section 3.1(c)

                  "Certificate of Incorporation" shall mean the Certificate of Incorporation of Santera as in effect as of the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock" shall mean common stock, par value $0.001 per share, of Santera that is authorized on the Effective Date following the Merger.

                  "Confidential Information" shall mean (a) data, reports, interpretations, forecasts, records, statements, whether oral or written, and documents of any kind to the extent that they contain information concerning Santera, any party hereto or any of their respective Affiliates which is not available to the general public and (b) information, reports, analyses, compilations, studies, interpretations, forecasts, records or other material prepared by a party hereto containing any of the information described in (a) above; provided, however, that Confidential Information shall not include information which has become generally available to the public other than as a result of a disclosure by the receiving party.

                  "Consultative Period" shall have the meaning provided in
Section 3.1(d).

                  "Dispute" shall have the meaning provided in Section 9.12.

                  "Disputed Shares" shall mean the number of shares of Series A Preferred Stock specified by Tekelec in a written notice to Santera as being the subject of a dispute notice pursuant to the terms of the Escrow Agreement (it being understood that unless Tekelec delivers a notice to Santera specifying a lower amount, which it may do if it intends to exercise its set-off rights contained herein or in the other Ancillary Agreements, a number of shares of Series A Preferred Stock equal to the amounts disputed under the Escrow Agreement divided by 1,000 shall be considered Disputed Shares).

                  "Effective Date" shall have the meaning provided in Section
1.3.

                  "Escrow Agreement" means the Escrow Agreement dated as of the date hereof among Tekelec, Santera, the Representative, the preferred stockholders of Santera and the Escrow Agent, which agreement is in substantially the form attached to the Merger Agreement as Exhibit F.

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                  "Exercise Period" shall have the meaning provided in Section
2.3(d).

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Initial Business Plan" shall mean the Santera business plan in the form previously approved by the Board.

                  "Instrument of Accession" shall mean that certain instrument of accession to this Agreement, in substantially the form attached hereto as Exhibit A.

                  "Joint Arbitrator" shall have the meaning provided in Section 3.1(d).

                  "Legacy Santera Stockholders" shall have the meaning set forth in the introduction hereto.

                  "Legacy Option" shall mean any Option issued by Santera prior to the Effective Date that remains outstanding after the Effective Date.

                  "Majority Holder" shall mean any Stockholder which directly and/or indirectly through its wholly owned subsidiaries would own a majority of the issued and outstanding shares of Common Stock assuming the conversion of all issued and outstanding shares of Preferred Stock (including any of such shares that the holder thereof may not yet have the right to convert into shares of Common Stock). For the avoidance of doubt, Tekelec shall become a Majority Holder on the Effective Date.

                  "Majority Offer" shall have the meaning provided in Section
2.4.

                  "Majority Sale" shall have the meaning provided in Section
2.4.

                  "Merger" shall have the meaning provided in the recitals.

                  "Merger Agreement" shall mean that Agreement and Plan of Merger dated as of the date hereof among Tekelec, Merger Sub, Santera, certain of the Legacy Santera Stockholders and the Representative.

                  "Merger Sub" shall mean Luke Acquisition Corp., a Delaware corporation.

                  "Net Income" shall mean Revenue less all operating and other expenses incurred in connection therewith (including depreciation and amortization, selling, general and administrative expenses which includes allocations of corporate services provided by Tekelec to or for the benefit of Santera, and interest and tax expense) excluding losses associated with a write-off resulting from an impairment of intangible assets under FAS 142 or FAS 144 (only to the extent applicable to impairments of intangible assets), and excluding any impact of granting or exercising stock options as a result of this transaction due to a change in GAAP in which the expensing of stock options is required, all as computed in accordance with GAAP and Tekelec's accounting practices, as consistently applied by Santera. All allocated expenses will be subject to a Transition Services Agreement, as that term is defined in the Merger Agreement, dated as of the Effective Date. The

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pricing of allocated services will be subject to periodic review as defined in the Transition Services Agreement.

                  "Net Income Consultative Period" shall have the meaning provided in Section 3.2(f).

                  "Net Income Dispute Notice" shall have the meaning provided in
Section 3.2(d).

                  "Net Income Joint Arbitrator" shall have the meaning provided in Section 3.2(f).

                  "Notice of Dispute" shall mean a written notice signed by the Representative to Tekelec delivered pursuant to Section 3.1(d) or 3.2(e), specifying in reasonable detail all points of disagreement with Tekelec' calculation of the Call Price, the Put Price, or Net Income, or such other claims or matters, as the case may be.

                  "Offer" shall have the meaning provided in Section 2.3(a).

                  "Offered Shares" shall have the meaning provided in Section 2.3(a).

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, call, right, "phantom" stock right or other contract or arrangement that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (b) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers (or comparable Persons) of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "Person" shall mean an individual, sole proprietorship, corporation, partnership, limited partnership, limited liability company, joint venture, trust, statutory trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust or other organization, whether or not a legal entity.

                  "Preferred Stock" shall mean the Series A Preferred Stock and the Series B Preferred Stock, collectively.

                  "Pro Rata" shall mean a fraction, the numerator of which is the number of shares of Common Stock which the applicable Qualifying Stockholder then owns and would own upon conversion of all of such Stockholder's Preferred Stock and the denominator of which is the total number of shares of Common Stock then owned and that would be owned upon conversion of all shares of Preferred Stock owned by all of the Qualifying Stockholders.

                  "Put Closing Date" shall have the meaning provided in Section 3.2(f).

                  "Put Measurement Period" shall have the meaning provided in
Section 3.2(a).

                  "Put Notice" shall have the meaning provided in Section
3.2(a).

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                  "Put Price" shall have the meaning provided in Section 3.2(a).

                  "Put Price Notice" shall have the meaning provided in Section 3.2(d).

                  "Qualifying Stockholder" shall mean Tekelec and any other Stockholder which, after giving effect to Section 2.3(h), owns at least 1,000 shares of Preferred Stock (as adjusted for any stock dividends, combinations, reverse stock splits, stock splits, recapitalizations, reorganizations, reclassifications or other similar event with respect to such shares).

                  "Recapitalization" shall mean the approval by the requisite stockholders of Santera of, and the filing with the Delaware Secretary of State and effectiveness of, the Certificate of Amendment, as that term is defined in the Merger Agreement.

                  "Redpoint Ventures" shall mean Redpoint Ventures II, L.P., a Delaware limited partnership.

                  "Registration Statement" shall have the meaning provided in
Section 3.1(b).

                  "Remaining Shares" shall have the meaning provided in Section 2.3(c).

                  "Representative" shall mean Austin Ventures VI, L.P., who has been appointed the representative of the Legacy Santera Stockholders hereunder and under all of the applicable Ancillary Agreements, as that term is defined in the Merger Agreement, pursuant to the terms of the Escrow Agreement, or any successor appointed pursuant to the terms of the Escrow Agreement.

                  "Representative's Arbitrator" shall have the meaning provided in Section 3.1(d).

                  "Representative's Net Income Arbitrator" shall have the meaning provided in Section 3.2(f).

                  "Revenue" shall mean (a) revenues earned by Santera as a result of the sale of products or the provision of services, after taking into consideration returned products and allowances for price reductions, credits, or discounts, computed in accordance with GAAP and Tekelec's accounting practices, as consistently applied by Santera plus (b) to the extent not otherwise included in (a) above, revenues earned by Tekelec or its Affiliates from the sale of Santera's packet telephony products, after taking into consideration returned products and allowances for price reductions, credits, or discounts, computed in accordance with GAAP, as consistently applied by Tekelec; provided, that in no event shall Revenue include any revenue earned by Tekelec or its Affiliates as a result of the sale by Tekelec or its Affiliates of packet telephony products other than Santera's packet telephony products, including but not limited to Tekelec's signaling gateway products, or revenue from any agreements not assigned or transferred to Santera, or the provision of services with respect thereto. For purposes of this definition, Affiliate shall not include Santera.

                  "Revenue Notice" shall have the meaning provided in Section 3.1(d).

                  "Right of First Refusal Notice" shall have the meaning provided in Section 2.3(a).

                  "Santera" shall mean Santera Systems Inc., a Delaware corporation.

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                  "Securities" shall mean equity securities, instruments
convertible into or exchangeable for equity securities, or any Options to acquire any of the foregoing.

                  "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $0.001 per share, of Santera that is authorized on the Effective Date following the Merger.

                  "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, par value $0.001 per share, of Santera that is authorized on the Effective Date following the Merger.

                  "Stock" shall mean the Common Stock and the Preferred Stock, collectively.

                  "Stockholder" or "Stockholders" shall mean Tekelec, the Legacy Santera Stockholders and any Person who becomes a Stockholder by Instrument of Accession. For the avoidance of doubt, the Representative, in its capacity as record owner of certain shares of Stock as contemplated by the Escrow Agreement, shall be considered a Stockholder hereunder for all purposes with respect to those shares of Stock registered in its name and held for the benefit of certain stockholders of Santera pursuant to the terms and subject to the conditions contained in the Escrow Agreement.

                  "Tekelec" shall mean Tekelec, a California corporation.

                  "Tekelec Designee" shall mean all direct and indirect transferees of shares of Preferred Stock or Common Stock owned by Tekelec or by a wholly owned subsidiary of Tekelec, other than a transferee that is a wholly owned subsidiary of Tekelec.

                  "Tekelec Option" has the meaning set forth in Article IV.

                  "Tekelec's Arbitrator" shall have the meaning provided in
Section 3.1(d).

                  "Tekelec's Net Income Arbitrator" shall have the meaning provided in Section 3.2(f).

                  "Tekelec Stock" shall have the meaning provided in Section 3.1(b).

                  "Termination Date" shall mean the earliest to occur of (x) the date that all shares of capital stock of Santera not owned by Tekelec, its wholly owned subsidiaries or any Tekelec Designees, other than the Disputed Shares, are redeemed pursuant to Article Fourth, Section B.(ii) of the Amended and Restated Certificate of Incorporation, (y) March 1, 2008 if no Call Notice or Put Notice under this Agreement or no notice of redemption under Article Fourth, Section B.(ii)(I) or (II) of the Amended and Restated Certificate of Incorporation has been delivered prior to March 1, 2008, or (z) the date that Tekelec acquires all Stock of Santera not owned by Tekelec, its wholly owned subsidiaries or any Tekelec Designees, other than the Disputed Shares, pursuant to the exercise of the call option by Tekelec under Section 3.1 hereof or the put option by the Representative under Section 3.2 hereof.

                  "Transfer" shall mean, whether directly or indirectly by merger, operation of law, bequest or otherwise, any sale, assignment, conveyance, transfer, donation or any other means to dispose of, or pledge, hypothecate or otherwise encumber in any manner whatsoever, or permit or suffer any encumbrance.

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         1.2      Usage Generally, Interpretation. Whenever the context may
require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references herein to articles, sections, subsections or paragraphs shall be deemed to be references to articles, sections, subsections or paragraphs of this Agreement unless the context otherwise requires. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute, as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise expressly provided herein, all references to "as converted" or "as if converted" shall mean assuming conversion of all then issued and outstanding shares of Preferred Stock (including any of such shares that the holder thereof may not yet have the right to convert into shares of Common Stock).

         1.3 Effective Date. This Agreement shall become effective simultaneously with the Closing, as that term is defined in the Merger Agreement, of the transactions contemplated by the Merger Agreement.

                                   ARTICLE II
                                    TRANSFERS

         2.1 Prohibited Transfers Each Stockholder agrees not to Transfer any Stock owned by it, except (i) for Transfers of Stock to Santera, (ii) Tekelec and/or its Affiliates shall have the right to transfer Stock to any direct or indirect wholly owned subsidiary of Tekelec (provided the same executes an Instrument of Accession as provided by Section 2.2) and/or pledge, hypothecate, grant a security interest in and otherwise encumber Stock in connection with the incurrence by Tekelec or its Affiliates of indebtedness for borrowed money and nothing herein shall prohibit any Transfer of the Stock owned by Tekelec or its Affiliates in connection with any sale of all or substantially all of the stock or assets of Tekelec or any acquisition of Tekelec and/or its Affiliates by merger or otherwise, (iii) to the extent agreed to by the holders of not less than sixty-five percent (65%) of the Stock, calculated on a fully converted basis, (iv) any Stockholder may Transfer some or all of the Stock owned by such Stockholder to another Stockholder (provided that such Stockholder is a party to this Agreement and the Escrow Agreement), including any Transfers to Santera contemplated by the Escrow Agreement (provided that the Representative, in its capacity as record owner, may not Transfer any of the shares of Stock registered in its name and held for the benefit of certain stockholders of Santera pursuant to the terms and subject to the conditions contained in the Escrow Agreement except as otherwise permitted under Article IV of the Escrow Agreement), (v) any time after the Termination Date, so long as approved in advance by the Board of Directors (such approval not to be unreasonably withheld), any Transfer of Stock owned by a Stockholder to stockholders, partners or members of such Stockholder upon the liquidation of such Stockholder or a distribution to the stockholders, partners or members of such Stockholder, (vi) upon the death of any Stockholder, such Stock may be transferred to one, but only one, beneficiary or, if there is more than one beneficiary, then such Stock shall be transferred to, and remain in, such Stockholder's estate, by operation of law or (vii) as otherwise expressly provided in this Agreement. Notwithstanding the foregoing or anything else contained herein to the contrary, without the prior written consent of Tekelec, no Stockholder may Transfer any shares of Stock (including, without limitation, any such Transfers otherwise permitted by this Section 2.2 or as contemplated by

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Sections 2.3 or 2.4) in the event that such proposed Transfer would cause the transactions contemplated by the Merger Agreement to fail to qualify as a tax-free transaction under Section 351 of the Code. Any purported Transfer in violation of this Agreement shall be invalid and void, and shall not be registered in Santera's or any other Person's books or otherwise recognized for any purpose (including for the purpose of determining voting rights or entitlement to dividends or other distributions).

         2.2 Instrument of Accession. Every stockholder of Santera who is not an original signatory to this Agreement and every Person who becomes a stockholder of Santera after the Effective Date shall, as a condition to becoming a Stockholder, become a party to this Agreement by signing an Instrument of Accession hereto, and, unless such new Stockholder is a wholly-owned subsidiary of Tekelec, the Escrow Agreement by signing an Instrument of Accession thereto. No Person shall become an owner of record of any shares of Stock of Santera through Transfer from another Stockholder until Santera has received an Instrument of Accession signed by such Person, and no transfer of shares of Stock shall be effective for any purpose unless and until recorded on Santera's record of stockholders upon surrender of the certificates representing such Stock, duly endorsed for Transfer. Thereafter, a transferee shall be entitled to the rights and privileges of a Stockholder set forth in this Agreement and shall be bound and obligated by the provisions of this Agreement.

         2.3 Right of First Refusal on Dispositions. Except as otherwise permitted in Section 2.1 or as contemplated by Article III, a Stockholder may Transfer all or any portion of the Stock owned by it at any time to any other Person only in strict accordance with the following restrictions and after complying in all respects with the following procedures:

                  (a) Offer of Sale; Written Notice. If a Stockholder desires to Transfer all or any portion of the Stock owned by it from time to time (the "Offered Shares"), it shall first obtain a bona fide written offer (an "Offer") from an unaffiliated third party purchaser to purchase the Offered Shares, which Offer the Stockholder is willing to accept, and promptly send a written notice (a "Right of First Refusal Notice") and a copy of the Offer to Santera and to the non-selling Qualifying Stockholders. The Offer shall set forth the number of Offered Shares, the identity of the third party purchaser, the purchase price and all other material terms and conditions thereof.

                  (b) Santera's Option to Purchase All of the Offered Shares. Santera shall have the right, but not the obligation, to purchase all of the Offered Shares, at the price and on the terms and conditions of the Offer. The right provided for in this Section 2.3(b) shall be exercisable by Santera by giving written notice to the selling Stockholder and the non-selling Qualifying Stockholders within thirty (30) calendar days after receipt of the Right of First Refusal Notice. In the event Santera exercises its right to purchase all of the Offered Shares, the closing of such purchase shall take place at the offices of Santera five (5) days after the expiration of the thirty (30) day period (or the first business day thereafter).

                  (c) Santera's Conditional Option to Purchase None or Less Than All of the Offered Shares. In the event Santera does not desire to exercise its option within such thirty (30) day period with respect to all of the Offered Shares, Santera shall have the right, but not the obligation, to purchase less than all of the Offered Shares, at the price and on the terms and conditions of the Offer, subject, however, to the conditions contained in this Section 2.3(c). In the event Santera does not desire to purchase any of the Offered Shares or desires to purchase less than

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all of the Offered Shares, Santera shall provide written notice to the selling
Stockholder and the non-selling Qualifying Stockholders within thirty (30) calendar days after receipt of the Right of First Refusal Notice which notice shall describe the number of Offered Shares, if any, to be purchased by Santera and the number of Offered Shares for which Santera has not exercised its option (the "Remaining Shares"), which shares shall be available for purchase by the Qualifying Stockholders in the manner set forth in Section 2.3(d). Santera shall not have the right to purchase less than all of the Offered Shares unless Santera, together with the non-selling Qualifying Stockholders elect, as among themselves, to purchase all (and not less than all) of the Offered Shares.

                  (d) Stockholders' Option to Purchase; Reoffer to Santera. Each non-selling Qualifying Stockholder shall have the right, but not the obligation, to purchase all, but not less than all, of his, her or its Pro Rata share of the Remaining Shares, at the price and on the terms and conditions of the Offer, subject however to the conditions contained in this Section 2.3(d). The right to purchase such Pro Rata share of such Remaining Shares shall be exercisable by such non-selling Qualifying Stockholders by giving written notice to the selling Stockholder, Santera and the other non-selling Qualifying Stockholders within thirty (30) calendar days after receipt of the notice from Santera pursuant to Section 2.3(b) or 2.3(c), as the case may be (the "Exercise Period"). The non-selling Qualifying Stockholders which elect to purchase their Pro Rata share of the Remaining Shares shall also have a right of overallotment such that if any such non-selling Qualifying Stockholder fails to accept the Offer as to its Pro Rata share of the Remaining Shares, such non-selling Qualifying Stockholders who have exercised such right shall have the right to purchase up to the balance of the Remaining Shares which remain available for purchase. Such right of overallotment may be exercised by any such non-selling Qualifying Stockholder by providing to the selling Stockholder, Santera and the other non-selling Qualifying Stockholders which have elected to purchase Remaining Shares written notice, on or before the sixtieth (60th) day following the date of the Right of First Refusal Notice, of such Stockholder's election to accept the Offer as to more than its Pro Rata share of the Remaining Shares, specifying the number of additional Remaining Shares it so wishes to purchase. If such non-selling Qualifying Stockholders have oversubscribed for such overallotment, then such overallotment shall be allocated among such non-selling Qualifying Stockholders on a pro rata basis among themselves, with pro rata determined by the number of shares of Common Stock that are then owned or would be owned by such Stockholders upon conversion of all of the shares of Preferred Stock then owned by such Stockholders. If such non-selling Qualifying Stockholders have subscribed for the exact number of shares available for overallotment, then each such non-selling Qualifying Stockholder shall be entitled to purchase the number of such overalloted shares as such non-selling Qualifying Stockholder has elected to purchase. If such non-selling Qualifying Stockholders have undersubscribed for such overallotment, then Santera shall have the right to elect to purchase any Remaining Shares which have not been elected to be purchased, by providing to the selling Stockholder and the non-selling Qualifying Stockholders which have elected to purchase Remaining Shares written notice, on or before the sixty-first (61st) day following the date of the Right of First Refusal Notice, of Santera's election to accept the Offer as to such Remaining Shares. In the event Santera and the non-selling Qualifying Stockholders have provided notices exercising their right to purchase all (and not less than all) of the Offered Shares, the closing of such purchase and sale shall take place at the offices of Santera five (5) days after the expiration of the sixty (60) day period described above (or the first business day thereafter). The non-selling Qualifying Stockholders shall not have the right to purchase less than all of the Offered Shares unless, such non-selling Qualifying Stockholders, together with Santera elect, as among themselves, to purchase all (and not less than all) of the Offered Shares.

                  (e) Binding Nature of Notices. The Offer and any notices delivered under this Section 2.3, taken together, shall constitute the legally-binding obligation of Santera or the Stockholder delivering such notice to consummate the purchase of the Remaining Shares on the terms and conditions of the Offer and the terms set forth herein. Santera and the applicable Stockholders may agree on other documentation in respect of the purchase and sale, but the failure to agree on such documentation shall not relieve Santera or any of the Stockholders of any of their obligations hereunder.

                  (f) Sale to Third Party. If Santera and the non-selling Qualifying Stockholders decline to purchase all of the Offered Shares or fail to give the written notices referred to in this Section 2.3 within the relevant Exercise Periods, the selling Stockholder shall have the right, to sell all, but not less than all, of the Offered Shares to the third party purchaser which originally made the Offer on terms and conditions no more favorable to the third party purchaser than those set forth therein. Any sale of Offered Shares pursuant to this Section 2.3 shall close within thirty (30) calendar days from the expiration of the last of the relevant Exercise Periods described above, provided that if the sale of the Offered Shares is not completed in that period, the provisions of Section 2.1 shall again apply and no Transfer may be made in reliance upon this Section 2.3 without complying again with all its provisions.

                  (g) Non-Cash Consideration. If any portion of the price in an Offer is not cash, the cash equivalent value of the non-cash consideration will be reasonably determined by the Board of Directors, in good faith. At any time within thirty (30) calendar days after the Board of Directors makes a good faith determination as to the cash equivalent value of such non-cash consideration, the Representative may dispute the good faith determination of the Board of Directors as to the cash equivalent value of such non-cash consideration by delivering a written notice of dispute signed by Representative to Santera. Upon receipt of any such written notice of dispute, the Board of Directors and the Representative shall promptly consult with each other with respect to the specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved within thirty (30) calendar days after the Board of Directors receives such notice of dispute, the Board of Directors and the Representative shall refer the dispute to Deloitte & Touche, LLP or, if Deloitte & Touche, LLP is no longer in existence, to any other reputable accounting firm reasonably acceptable to Tekelec and the Representative (in each case, the "Arbiter"), to finally resolve, as soon as practicable, and in any event within forty-five (45) calendar days after such reference, all points of disagreement with respect to the cash equivalent value of such non-cash consideration. The Arbiter shall apply the terms of this Agreement, and shall otherwise conduct the arbitration under such procedures as the parties may agree or, failing such agreement, under the then prevailing Commercial Rules of the American Arbitration Association. The Representative and Santera shall each bear its own expenses in connection with the arbitration. All determinations by the Arbiter shall be final, conclusive and binding with respect to the cash equivalent value of such non-cash consideration.

                  (h) Aggregation. All shares of Stock held or acquired by a Stockholder and its Affiliates shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

         2.4 Bring-Along Right. If a Majority Holder receives a bona fide offer from an unaffiliated third party purchaser to purchase more than fifty percent (50%) of the issued and outstanding Common Stock, calculated assuming the conversion of all of the then issued and outstanding shares of Preferred Stock (including any of such shares that the holder thereof may not yet have the right to convert into shares of Common Stock), which offer the Majority Holder is willing to accept (a "Majority Offer"), such Majority Holder shall have the right to cause the other Stockholders to sell the Stock owned by such other Stockholders to the third party purchaser on the terms and conditions of the Majority Offer (a "Majority Sale"), subject to the following provisions:

                  (a) The Majority Holder may exercise its right to cause a Majority Sale by delivering written notice to the other Stockholders (a "Bring-Along Notice") simultaneously with the delivery of a Right of First Refusal Notice pursuant to Section 2.3. The "Offered Shares" for the purposes of such Right of First Refusal Notice shall be all of the Stock held by the Majority Holder as of the date of the Bring-Along Notice and the price for such Offered Shares shall be the per share price specified in the Majority Offer. In the event that Santera or the non-selling Qualifying Stockholders timely exercise their right of first refusal as provided in Section 2.3 to purchase all (and not less than all) of the Offered Stock, Santera and/or such non-selling Qualifying Stockholders shall purchase, or cause to be purchased, the Offered Shares from the Majority Holder and, upon consummation of such purchase, the Majority Holder shall have no further rights under this Section 2.4.

                  (b) In the event that (A) Santera and the applicable non-selling Qualifying Stockholders decline to purchase the Offered Shares pursuant to Section 2.3 or (B) the Exercise Periods contemplated in Section 2.3 have expired without Santera and the applicable non-selling Qualifying Stockholders having given the written notices referred to therein electing to purchase all of such Offered Shares, then in each of cases (A) and (B) the Bring-Along Notice, the Majority Offer and this Agreement, taken together, shall constitute the legally-binding obligation of each non-selling Stockholder to consummate the Majority Sale on the terms and conditions of the Majority Offer. The parties hereto and the third party purchaser may agree on other documentation in respect of the Majority Sale, but the failure to agree on such documentation shall not relieve the parties hereto of any of their obligations hereunder. In the case of such Majority Sale:

                  (i) Each Stockholder shall sell, or cause to be sold, all of the Stock owned by such Stockholder in such Majority Sale, and its obligation to consummate the Majority Sale shall be subject to the purchase of all of such Stock.

                  (ii) The purchase consideration received by the Stockholders in connection with the Majority Sale shall be identical for each class or series of Stock on a per share basis (calculated assuming the conversion of all shares of Preferred Stock to Common Stock), and all other terms and conditions of the Majority Sale shall apply ratably to the Stockholders in all material respects. The purchase consideration payable in connection with the Majority Sale shall be payable in the form of the consideration payable or paid with respect to each share of Series A Preferred Stock owned by Tekelec, by its wholly owned subsidiaries and by Tekelec Designees; provided that if such consideration is not or was not paid or payable in cash, the unaffiliated third party purchaser shall nonetheless pay for the shares of Series A Preferred Stock held by Stockholders other than Tekelec, its wholly-owned subsidiaries and Tekelec Designees in cash to the extent that Tekelec and such unaffiliated third party purchaser agree to have such unaffiliated third party purchaser pay for such shares of Series A Preferred Stock in cash. If all or any portion of the consideration payable or paid in connection with the Majority Sale with respect to each share of Series A Preferred Stock is paid or payable in securities or property other than cash, the value of such consideration shall be valued as provided in Section 3.1(d) hereof.

                  (iii)    The Majority Sale shall be consummated within sixty
         (60) business days from the date on which (A) Santera and the non-selling Qualifying Stockholders decline to purchase the Offered Shares pursuant to Section 2.3 or (B) the relevant Exercise Periods contemplated in Section 2.3 have expired without Santera and the applicable non-selling Qualifying Stockholders having given the written notices referred to therein electing to purchase all of such Offered Shares, provided that if the Majority Sale is not consummated within that period, other than as the result of the breach by any party hereto of its obligations hereunder or under any documentation agreed in respect of the Majority Sale, the provisions of Section 2.1 shall again apply and no Transfer may be made in reliance upon this Section 2.4 without complying again with the provisions thereof.

         2.5 Sales to Competitors. Notwithstanding anything else in this Agreement to the contrary, none of the Stockholders other than Tekelec may Transfer, directly or indirectly (and whether or not following the other procedures or provisions set forth in this Article II or otherwise), any Securities of Santera to any competitors of Tekelec in any lines of business in which Tekelec is engaged, or any of such competitors' respective legal successors (whether by merger, consolidation or other form of business combination or reorganization) or Affiliates without the prior written consent of Tekelec.

         2.6 Compliance with Securities Laws and Certain Tax Laws. Prior to any Transfer of shares of Stock which are not registered under an effective registration statement under the Act (other than a Transfer pursuant to Rule 144 or any comparable rule under the Act), the holder thereof will give written notice to Santera of such Stockholder's intention to effect such Transfer and to comply in all other respects with this Article II. Santera may request that each such notice shall be accompanied by a written opinion from counsel to such Stockholder addressed to Santera in form and substance reasonably satisfactory to Santera that the proposed Transfer (i) may be effected without registration under the Securities Act and/or (ii) if such proposed Transfer is at any time within twelve (12) months following the Closing under the Merger Agreement, would not cause the transactions contemplated by the Merger Agreement to fail to qualify as a tax-free transaction under Section 351 of the Code. Upon acceptance of such notice, opinion and such other documents as may be reasonably requested by Santera, such Stockholder shall thereupon be entitled to Transfer such security in accordance with the terms of the notice delivered to Santera, subject to the conditions contained in this Article II.

                                   ARTICLE III
                              CALL AND PUT OPTIONS

         3.1      Tekelec Call Option.

                  (a) At any time during the period commencing July 1, 2005 and ending December 31, 2007, Tekelec shall have the right, but not the obligation, exercisable upon written notice to the Representative (a "Call Notice"), to purchase from the other Stockholders at the same time all of the Stock owned by such other Stockholders, excluding, in any event, any Stock owned by Tekelec, its wholly owned subsidiaries or Tekelec Designees and any Disputed Shares, for an aggregate purchase price (the "Call Price") calculated as the product of (x) the Adjustment Factor multiplied by (y) the assumed fair market value of Santera, which assumed fair market value shall equal 2.0 multiplied by the amount of Santera's Revenue during the one (1) year period beginning the first day of the sixth (6th) calendar month prior to the date of the Call Notice is given to the Representative and ending twelve (12) months thereafter (the "Call Measurement Period"), provided, that in no event shall the assumed fair market value of Santera exceed $350.0 million. The Call Price shall be identical for all shares of the same class or series being purchased (in the case of any series of Preferred Stock, such amount shall be calculated on an as if converted basis). The Parties hereto acknowledge and agree that Tekelec shall have the right, in its sole and absolute discretion, to exercise the call right contemplated hereby and/or to provide the Series B Holder Redemption Notice (as defined in the Amended and Restated Certificate of Incorporation) in order to cause Santera to redeem any shares of Series A Preferred Stock as provided by Section C.1(ii)(a)(I) of Article Fourth of the Amended and Restated Certificate of Incorporation, in either case, at any time during the exercise period therefor, and that neither Tekelec nor Santera shall have any liability as a result of, and none of the Parties hereto shall have any claim whatsoever as a result of, the time chosen by Tekelec to exercise such right or to cause Santera to so redeem such shares. Notwithstanding anything contained herein to the contrary, if at any time after the delivery of a redemption notice pursuant to Article Fourth, Section C.1(ii) of the Amended and Restated Certificate of Incorporation and prior to the redemption date in respect thereof, Tekelec delivers notice to Santera specifying that Tekelec desires to treat any such redemption notice as a Call Notice hereunder, then such redemption notice shall be treated as of the date of its delivery as a Call Notice for all purposes under Article Fourth, Section C.1(ii) of the Amended and Restated Certificate of Incorporation and all purposes hereunder. Upon delivery of the Call Notice, this Agreement and the Call Notice, taken together, shall constitute the legally-binding obligations of the parties hereto to consummate the purchase and sale of the Stock on the terms and conditions set forth herein. The parties hereto may agree on other documentation in respect of the purchase and sale, but the failure to agree on such documentation shall not relieve the parties hereto of any of their obligations hereunder.

                  (b) The Call Price payable by Tekelec to the other Stockholders shall be payable, at Tekelec's option in the exercise of its sole and absolute discretion, in cash, shares of common stock, without par value, of Tekelec (the "Tekelec Stock") either registered upon issuance or registered for resale pursuant to the Act pursuant to a registration statement effective on the Call Closing Date (as defined below) (the "Registration Statement"), or any combination thereof; provided, however, that Tekelec may deliver Tekelec Stock which is not registered upon issuance or registered for resale pursuant to the Act to any of the other Stockholders who has not confirmed or provided the information regarding such holder set forth or requested by any transmittal letter that accompanies the Call Notice (to the extent such information is required by Tekelec for inclusion in the Registration Statement under applicable securities laws) at least two (2) days prior to the Call Closing Date. Tekelec shall be able to elect to deliver Tekelec Stock (and not all cash) only if (i) no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the Commission or shall have been initiated by the Commission and not concluded or withdrawn; (ii) all state securities or blue sky permits or approvals required to resell such Tekelec Stock shall have been received and
(iii) the shares of Tekelec Stock shall have been duly approved for listing on the Nasdaq National Market or another national securities exchange, subject to official notice of issuance. To the extent that Tekelec elects to pay all or any portion of the Call Price in the form of Tekelec Stock, such Tekelec Stock shall be valued for such purpose as the average closing price per share of Tekelec Stock, as published by The Wall Street Journal, for the ten (10) trading days ending on and including the second to the last trading day prior to the Call Closing Date.

                  (c) At least sixty (60) days prior to the end of the Call Measurement Period, Tekelec shall provide a written notice (the "Revenue Notice") to the Representative providing it with the calculations of Revenue on a monthly basis for the first nine (9) months of the Call Measurement Period (as calculated and determined by Tekelec). Santera shall permit Tekelec and its accountants to review promptly upon request all records necessary for the preparation by Tekelec of the Revenue for such periods and to take copies of the same. Upon delivery of the Revenue Notice, Santera shall, upon request of the Representative, promptly, but in any event within five (5) days after receipt by Santera of any such request from the Representative, provide the Representative and its accountants reasonable access to those records of Santera which are reasonably necessary in order for such Representative to verify the accuracy of the Revenue for such periods, which records shall include the records provided to Tekelec that were necessary for the computation by Tekelec of the Revenue for such periods, and to take copies of any such records. After delivery of the Revenue Notice, Tekelec and the Representative shall, upon request of either Tekelec or the Representative, each appoint a designated senior business executive or its equivalent (who for Tekelec shall be Tekelec's Chief Executive Officer) whose task it will be to meet for the purpose of endeavoring to resolve any actual or anticipated disputes, claims or other matters with respect to the exercise of such call right. The designated representatives shall meet as often as Tekelec and the Representative reasonably deem necessary in order to gather and furnish to the other all information with respect to the dispute, claim or other matter which Tekelec and the Representative believe to be appropriate and germane in connection with its resolution. Such representatives shall discuss the dispute, claim or other matter with respect to the exercise of such call right and will negotiate in good faith in an effort to resolve the dispute, claim or other matter. The specific format for such discussions shall be left to the discretion of the designated representatives and may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. Within ten (10) days after the end of the Call Measurement Period, Tekelec shall provide a written notice (the "Call Price Notice") to the Representative notifying it of the aggregate amount of the Call Price (as calculated and determined by Tekelec), and providing it with a statement calculating the Call Price and showing the calculations of Revenue on a monthly basis during the Call Measurement Period. Santera shall permit Tekelec and its accountants to review promptly upon request all records necessary for the computation by Tekelec of the Call Price and to take copies of the same. Upon delivery of the Call Price Notice, Santera shall, upon request of the Representative, promptly, but in any event within five (5) days after receipt by Santera of any such request from the Representative, provide the Representative and its accountants reasonable access to those records of Santera which are reasonably necessary in order for such holders to verify the accuracy of the Call Price, which records shall include the records provided to Tekelec that were necessary for the computation by Tekelec of the Call Price, and to take copies of any such records.

                  (d) If the Representative disputes the Call Price (as a result of its disagreement as to the calculation of the amount of the Revenue during the Call Measurement Period or otherwise) as calculated by Tekelec or desires to raise any other claim or matter related to or in connection with the exercise of such call right, including, without limitation, any claim or matter related to the amount of the Revenue or other variables that are necessary for the calculation of the Call Price or the fulfillment or non-fullfillment of the legal, fiduciary or other obligations or duties of any person or entity with respect to the exercise of such call right, not more than thirty (30) calendar days after the date the Representative receives the Call Price Notice, the Representative shall deliver to Tekelec a Notice of Dispute signed by such Representative. If no such Notice of Dispute signed by the Representative has been delivered during such thirty (30) day period or if the Representative has delivered to Tekelec a signed written notice accepting the Call Price set forth in the Call Price Notice, then Tekelec's determination of the Call Price shall be final and conclusive for all purposes. Upon receipt of the Notice of Dispute, the designated representatives of Tekelec and the Representative shall promptly consult with each other with respect to the specified points of disagreement in an effort to resolve the dispute, claim or other matter. If the designated representatives of Tekelec and the Representative are unable to resolve the dispute, claim or other matter within ten (10) calendar days after Tekelec receives the Notice of Dispute (the "Consultative Period"), then Tekelec and the Representative each shall select an independent arbitrator, expert in the subject matter of such dispute (the arbitrators so selected shall be referred to herein as "Tekelec's Arbitrator" and the "Representative's Arbitrator," respectively). In the event that the Representative fails to select an independent arbitrator within five (5) days from the date of the expiration of the Consultative Period, then the matter shall be resolved by Tekelec's Arbitrator. In the event that Tekelec fails to select an independent arbitrator within five (5) days from the date of the expiration of the Consultative Period, then the matter shall be resolved by the Representative's Arbitrator. Tekelec's Arbitrator and the Representative's Arbitrator shall select a third independent arbitrator, expert in the subject matter of the dispute (the "Joint Arbitrator"), and the three arbitrators so selected shall finally resolve, as soon as practicable, all points of disagreement with respect to the Call Price or such other claim or matter, as the case may be and in any event within thirty (30 ) calendar days after all the arbitrators are selected and finalized. Within seven (7) days after the date of the expiration of the Consultative Period, Tekelec's Arbitrator and the Representative's Arbitrator shall each prepare a list of three independent arbitrators. If Tekelec's Arbitrator fails to prepare a list of three independent arbitrators within such seven (7) day period, then the Representative's Arbitrator shall select the Joint Arbitrator within ten (10) days after the date of the expiration of the Consultative Period. If the Representative's Arbitrator fails to prepare a list of three independent arbitrators within such seven (7) day period, then Tekelec's Arbitrator shall select the Joint Arbitrator within ten (10) days after the date of the expiration of the Consultative Period. If Tekelec's Arbitrator and the Representative's Arbitrator each prepare a list of three arbitrators, the Joint Arbitrator shall be selected jointly by Tekelec's Arbitrator and the Representative's Arbitrator from the lists of proposed arbitrators within seventeen (17) days after the date of the expiration of the Consultative Period. If Tekelec's Arbitrator and the Representative's Arbitrator are unable to jointly select the Joint Arbitrator within seventeen (17) days after the date of the expiration of the Consultative Period, then Tekelec's Arbitrator and the Representative's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within twenty (20) days after the date of the expiration of the Consultative Period, and the Joint Arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Tekelec's Arbitrator and the Representative's Arbitrator. The final determination of all points of disagreement with respect to the Call Price, Net Income, or such other claim or matter, as the case may be, must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators, as the case may be; provided that if two of the three arbitrators are unable to agree on all points of disagreement with respect to the Call Price, Net Income or such other claim or matter, as the case may be, within thirty (30) days after all the arbitrators are selected and finalized, the final determination of all points of disagreement with respect thereto shall be resolved by the Joint Arbitrator and the Joint Arbitrator shall have signed a statement rendering such determination by such date. For purposes of such arbitration each of Tekelec and the Representative shall submit a proposed calculation of the Call Price. The arbitrator(s) shall apply the terms of this Agreement (including Article III hereof), and shall otherwise conduct the arbitration under such procedures as Tekelec and the Representative may agree or, failing such agreement, under the then prevailing Commercial Rules of the American Arbitration Association. The fees and expenses incurred in connection with the arbitration of the Call Price or such other claim or matter (including the fees and expenses of the arbitrator(s) and other party's outside counsel and accounting fees) shall be paid by the party who is not the prevailing party with respect to the items in dispute with respect to the Call Price or such other claim or matter; it being understood that the party whose proposed calculation with respect to the Call Price is nearest in terms of dollars to the amount of the Call Price determined by the arbitrator(s) shall be considered the prevailing party hereunder for purposes of this sentence. All determinations by the arbitrator(s) shall be final, conclusive and binding with respect to the Call Price or such other claim or matter and the allocation of arbitration fees and expenses, in the absence of fraud or manifest error. This
Section 3.1(d) shall be the sole and exclusive remedy for the Representative and the Stockholders for any and all claims and disputes with respect to the Call Price and any other matter related to such call right, including, without limitation, any claim or matter related to the amount of the Revenue or other variables that are necessary for the calculation of the Call Price or the fulfillment or non-fullfillment of the legal, fiduciary or other obligations or duties of any person or entity with respect to the exercise of such call right.

                  (e)      The purchase and sale of the Stock pursuant to this
Section 3.1 shall close (the "Call Closing Date") twenty-five (25) days following the expiration of the Call Measurement Period or, if the Representative disputes the Call Price or any other matter related to such call right, then no later than the tenth (10th) calendar day following the final determination of the Call Price and/or such other matter in accordance with the terms of this Section 3.1. At least five (5) calendar days prior to such Call Closing Date, Tekelec shall provide a notice to the Representative specifying how much, if any, of the Call Price Tekelec intends to pay in shares of Tekelec Stock. At any time on or prior to the Call Closing Date for such transaction, Tekelec may change its intention to pay in shares of Tekelec Stock and may elect instead to pay some or any portion of the amount due in cash.

                  (f) Tekelec shall after a Call Closing Date purchase all of the shares previously considered Disputed Shares within fifteen (15) days after the date that such shares are no longer Disputed Shares (as specified in a written notice delivered by Tekelec to Santera; it being understood that shares previously considered Disputed Shares that have been or are required to be transferred to Santera in accordance with the terms of the Escrow Agreement shall not be considered Disputed Shares to be redeemed), for the same per share Call Price (as adjusted for any stock dividends, combinations, reverse stock splits, stock splits, recapitalizations, reorganizations, reclassifications or other similar event with respect to such shares) paid on such prior Call Closing Date.

         3.2      Put Option.

                  (a) Subject to the satisfaction of the condition set forth in Section 3.2(b) hereof, during the period commencing January 1, 2006 and ending February 28, 2008, the Representative (on behalf of the Stockholders other than Tekelec, its wholly owned subsidiaries and Tekelec Designees) shall have the right, but not the obligation, exercisable upon delivery of written notice to Tekelec signed by the Representative (a "Put Notice"), to require Tekelec to purchase at the same time from all stockholders of Santera at that time all and not less than all of the Stock (other than any Disputed Shares) owned by such other stockholders, excluding, in any event, any Stock owned by Tekelec, its wholly owned subsidiaries or Tekelec Designees or any Disputed Shares, for an aggregate purchase price (the "Put Price") calculated as the product of (x) 0.80 multiplied by (y) the

Adjustment Factor multiplied by (z) the assumed fair market value of Santera, which assumed fair market value shall equal 2.0 multiplied by the amount of Santera's Revenue during the one (1) year period beginning on the first day of the sixth (6th) calendar month prior to the date the Put Notice is given to the Representative and ending twelve (12) months thereafter (the "Put Measurement Period"), provided, that in no event shall the assumed fair market value of Santera exceed $350.0 million. The Put Notice shall set forth the calculations and reasonable supporting data used to determine the Put Price. The Put Price shall be identical for all shares of the same class or series being purchased (in the case of any series of Preferred Stock, such amount shall be calculated on an as if converted basis).

                  (b) The Representative shall not be entitled to exercise the put right described in Section 3.2(a) above unless Santera has had positive Net Income in each of the two most recently ended calendar quarters prior to the date of the Put Notice and each stockholder of Santera, other than Tekelec, its wholly-owned subsidiaries or any Tekelec Designees, shall have executed this Agreement and the Escrow Agreement and shall have appointed the Representative as its representative hereunder and thereunder. Notwithstanding anything contained herein to the contrary, if at any time after the delivery of a redemption notice pursuant to Article Fourth, Section C.1(ii) of the Amended and Restated Certificate of Incorporation and prior to the redemption date in respect thereof, Tekelec delivers notice to Santera specifying that Tekelec desires to treat any such redemption notice as a Put Notice hereunder, then such redemption notice shall be treated as of the date of its delivery as a Put Notice for all purposes under Article Fourth, Section C.1(ii) of the Amended and Restated Certificate of Incorporation and all purposes hereunder. Upon delivery of the Put Notice, this Agreement and the Put Notice, taken together, shall constitute the legally-binding obligations of the parties hereto to consummate the purchase and sale of the Stock on the terms and conditions set forth herein. The parties hereto may agree on other documentation in respect of the purchase and sale, but the failure to agree on such documentation shall not relieve the parties hereto of any of their obligations hereunder.

                  (c) The Put Price payable by Tekelec to the other Stockholders shall be payable, at Tekelec's option in the exercise of its sole and absolute discretion, in cash, shares of Tekelec Stock registered upon issuance or registered for resale pursuant to the Act pursuant to a Registration Statement effective on the Put Closing Date, or any combination thereof; provided, however, that Tekelec may deliver Tekelec Stock which is not registered upon issuance or registered for resale pursuant to the Act to any of the other Stockholders who has not confirmed or provided the information regarding such holder set forth or requested by any transmittal letter sent by Tekelec after receipt of the Put Notice (to the extent such information is required by Tekelec for inclusion in the Registration Statement under applicable securities laws) at least two (2) days prior to the Put Closing Date. Tekelec shall be able to elect to deliver Tekelec Stock (and not all cash) only if (i) no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the Commission or shall have been initiated by the Commission and not concluded or withdrawn; (ii) all state securities or blue sky permits or approvals required to resell such Tekelec Stock shall have been received and
(iii) the shares of Tekelec Stock shall have been duly approved for listing on the Nasdaq National Market or another national securities exchange, subject to official notice of issuance. To the extent that Tekelec elects to pay all or any portion of the Put Price in the form of Tekelec Stock, such Tekelec Stock shall be valued for such purpose as the average closing price per share of Tekelec Stock, as published by The Wall Street Journal, the ten (10) trading days ending on and including the second to the last trading day prior to the Put Closing Date for such transaction.

                  (d) If, following Tekelec's receipt of a Put Notice, Tekelec disputes the existence of positive Net Income for the two most recently completed calendar quarters prior to the date of such Put Notice, then Tekelec shall promptly provide the Representative with written notice to that effect (a "Net Income Dispute Notice"). Following the delivery of a Put Notice, Santera shall permit Tekelec and its accountants to review promptly upon request all records necessary for Tekelec to determine the existence or nonexistence of positive Net Income for such periods and to take copies of the same. Santera shall, upon request of the Representative, promptly provide the Representative and its accountants reasonable access to those records of Santera which are reasonably necessary in order for the Representative to verify the existence or non-existence of positive Net Income for the relevant calendar quarters, which records shall include any such records provided to Tekelec that are necessary for Tekelec to confirm the existence or non-existence of positive Net Income for such periods, and to take copies of any such records.

                  (e) Upon delivery of any Net Income Dispute Notice, Tekelec and the Representative shall each appoint a designated senior business executive or its equivalent (who for Tekelec shall be Tekelec's Chief Executive Officer) whose task it will be to meet for the purpose of endeavoring to resolve any disputes with respect to the existence or non-existence of positive Net Income for such periods. The designated representatives shall meet as often as Tekelec and the Representative reasonably deem necessary in order to gather and furnish to the other all information with respect to the dispute which Tekelec and the Representative believe to be appropriate and germane in connection with its resolution. Such representatives shall discuss the dispute and will negotiate in good faith in an effort to resolve the dispute. The specific format for such discussions shall be left to the discretion of the designated representatives and may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

                  (f) If the designated representatives of Tekelec and the Representative are unable to resolve the dispute as to Net Income within ten
(30) calendar days after the Representative receives the Net Income Notice of Dispute (the "Net Income Consultative Period"), Tekelec and the Representative each shall select an independent arbitrator, expert in the subject matter of such dispute (the arbitrators so selected shall be referred to herein as "Tekelec's Net Income Arbitrator" and the "Representative's Net Income Arbitrator", respectively). In the event that the Representative fails to select an independent arbitrator within five (5) days from the date of the expiration of the Net Income Consultative Period, then the matter shall be resolved by Tekelec's Net Income Arbitrator. In the event that Tekelec fails to select an independent arbitrator within five (5) days from the date of the expiration of the Net Income Consultative Period, then the matter shall be resolved by the Representative's Net Income Arbitrator. Tekelec's Net Income Arbitrator and the Representative's Net Income Arbitrator shall select a third independent arbitrator, expert in the subject matter of the dispute (the "Net Income Joint Arbitrator"), and the three arbitrators so selected shall finally resolve, as soon as practicable, all points of disagreement with respect to the existence or non-existence of Net Income for the relevant periods and in any event within thirty (30) calendar days after all the arbitrators are selected and finalized. Within seven (7) days after the date of the expiration of the Net Income Consultative Period, Tekelec's Net Income Arbitrator and the Representative's Net Income Arbitrator shall each prepare a list of three independent arbitrators. If Tekelec's Net Income Arbitrator fails to prepare a list of three independent arbitrators within such seven (7) day period, then Representative's Net Income Arbitrator shall select the

Net Income Joint Arbitrator within ten (10) days after the date of the expiration of the Net Income Consultative Period. If the Representative's Net Income Arbitrator fails to prepare a list of three independent arbitrators within such seven (7) day period, then Tekelec's Net Income Arbitrator shall select the Net Income Joint Arbitrator within ten (10) after the date of the expiration of the Net Income Consultative Period. If Tekelec's Net Income Arbitrator and the Representative's Net Income Arbitrator each prepare a list of three arbitrators, the Net Income Joint Arbitrator shall be selected jointly by Tekelec's Net Income Arbitrator and the Representative's Net Income Arbitrator from the lists of proposed arbitrators within seventeen (17) days after the date of the expiration of the Consultative Period. If Tekelec's Net Income Arbitrator and the Representative's Net Income Arbitrator are unable to jointly select the Net Income Joint Arbitrator within seventeen (17) days after the date of the expiration of the Net Income Consultative Period, then Tekelec's Net Income Arbitrator and the Representative's Net Income Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within twenty (20) days after the date of the expiration of the Net Income Consultative Period, and the Net Income Joint Arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Tekelec's Net Income Arbitrator and the Representative's Net Income Arbitrator.

                  (g) The final determination of all points of disagreement with respect to the existence or non-existence of Net Income for the relevant periods must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators, as the case may be; provided that if two of the three arbitrators are unable to agree upon all points of disagreement with respect to the Net Income within thirty (30) days after all the arbitrators are selected and finalized, as the case may be, the final determination of all points of disagreement with respect thereto shall be resolved by the Net Income Joint Arbitrator and the Net Income Joint Arbitrator shall have signed a statement rendering such determination by such date. For purposes of such arbitration each of Tekelec and the Representative shall submit a proposed calculation of the Net Income for such periods. The arbitrator(s) shall apply the terms of this Agreement, and shall otherwise conduct the arbitration under such procedures as Tekelec and the Representative may agree or, failing such agreement, under the then prevailing Commercial Rules of the American Arbitration Association. The fees and expenses incurred in connection with the arbitration of the existence or non-existence of Net Income for such relevant periods (including the fees and expenses of the arbitrator(s) and the other party's outside counsel and accounting fees) shall be paid by the party who is not the prevailing party with respect to such matter. All determinations by the arbitrator(s) shall be final, conclusive and binding with respect to the existence or non-existence of Net Income for such relevant periods, in the absence of fraud or manifest error. This Section 3.2(g) shall be the sole and exclusive dispute resolution mechanism for Tekelec, the Representative and the Stockholders for any and all claims and disputes with respect to the existence or non-existence of Net Income.

                  (h) At least sixty (60) days prior to the end of the Put Measurement Period, Tekelec shall provide a Revenue Notice to the Representative providing it with the calculations of Revenue on a monthly basis for the first nine (9) months of the Put Measurement Period (as calculated and determined by Tekelec) and the calculations of Net Income in each of the two most recently ended calendar quarters prior to the date of the Put Notice (as calculated and determined by Tekelec). Santera shall permit Tekelec and its accountants to review promptly upon request all records necessary for the computation by Tekelec of the Revenue for such periods and to take copies of the same. Upon delivery of the Revenue Notice, Santera shall, upon request of the Representative, promptly, but in any event within five (5) days after receipt by Santera of any such request from the Representative, provide the Representative and its accountants reasonable access to those records of Santera which are reasonably necessary in order for such Representative to verify the accuracy of the Revenue for such periods, which records shall include the records provided to Tekelec that were necessary for the computation by Tekelec of the Revenue for such periods, and to take copies of any such records. After delivery of the Revenue Notice, Tekelec and the Representative shall, upon request of either Tekelec or the Representative, each appoint a designated senior business executive or its equivalent (who for Tekelec shall be Tekelec's Chief Executive Officer) whose task it will be to meet for the purpose of endeavoring to resolve any actual or anticipated disputes, claims or other matters with respect to the exercise of such put right. The designated representatives shall meet as often as Tekelec and the Representative reasonably deem necessary in order to gather and furnish to the other all information with respect to the dispute, claim or other matter which Tekelec and the Representative believe to be appropriate and germane in connection with its resolution. Such representatives shall discuss the dispute, claim or other matter with respect to the exercise of such put right and will negotiate in good faith in an effort to resolve the dispute, claim or other matter. The specific format for such discussions shall be left to the discretion of the designated representatives and may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. Within ten (10) days after the end of the Put Measurement Period, Tekelec shall provide a written notice (the "Put Price Notice") to the Representative notifying it of the aggregate amount of the Put Price (as calculated and determined by Tekelec), and providing it with a statement calculating the Put Price and showing calculations of Revenue on a monthly basis during the Put Measurement Period. Santera shall permit Tekelec and its accountants to review promptly upon request all records necessary for the computation by Tekelec of the Put Price and to take copies of the same. Upon delivery of the Put Price Notice, Santera shall, upon request of the Representative, promptly, but in any event within five (5) days after receipt by Santera of any such request from the Representative, provide the Representative and its accountants reasonable access to those records of Santera which are reasonably necessary in order for such holders to verify the accuracy of the Put Price, which records shall include the records provided to Tekelec that were necessary for the computation by Tekelec of the Put Price, and to take copies of any such records.

                  (i) If the Representative disputes the Put Price (as a result of its disagreement as to the calculation of the amount of the Revenue during the Put Measurement Period or otherwise) or desires to raise any other claim or matter related to or in connection with the exercise of such put right, including, without limitation, any claim or matter related to the amount of the Revenue or other variables that are necessary for the calculation of the Put Price or the fulfillment or non-fullfillment of the legal, fiduciary or other obligations or duties of any person or entity with respect to the exercise of such put right, not more than thirty (30) calendar days after the date the Representative receives the Put Price Notice, the Representative shall deliver to Tekelec a Notice of Dispute signed by such Representative. If no such Notice of Dispute signed by the Representative has been delivered during such thirty
(30) day period or if the Representative has delivered to Tekelec a signed written notice accepting the Put Price set forth in the Put Price Notice, then Tekelec's determination of the Put Price shall be final and conclusive for all purposes. Upon receipt of the Notice of Dispute, the designated representatives of Tekelec and the Representative shall promptly consult with each other with respect to the specified points of disagreement in an effort to resolve the dispute, claim or other matter. If the designated representatives of Tekelec and the Representative are unable to resolve the dispute, claim or other matter before the date of the expiration of the Consultative Period, then Tekelec shall select Tekelec's Arbitrator, and the Representative shall select the Representative's Arbitrator; provided, however, if, at such time, there has been an arbitration with respect to Net Income matters, then the dispute, claim or other matter shall be referred to the arbitrator or arbitrators which resolved the Net Income matters, and for all purposes of this paragraph, the term Joint Arbitrator shall be deemed to refer to the Net Income Joint Arbitrator, the term Tekelec's Arbitrator shall be deemed to refer to Tekelec's Net Income

Arbitrator and the term Representative's Arbitrator shall be deemed to refer to the Representative's Net Income Arbitrator. If, at such time, there has been no arbitration with respect to Net Income matters, then the following process shall apply for purposes of selecting the arbitrators. In the event that the Representative fails to select an independent arbitrator within five (5) days from the date of the expiration of the Consultative Period, then the matter shall be resolved by Tekelec's Arbitrator. In the event that Tekelec fails to select an independent arbitrator within five (5) days from the date of the expiration of the Consultative Period, then the matter shall be resolved by the Representative's Arbitrator. Tekelec's Arbitrator and the Representative's Arbitrator shall select the Joint Arbitrator, and the three arbitrators so selected shall finally resolve, as soon as practicable, all points of disagreement with respect to the Put Price or such other claim or matter, as the case may be and in any event within thirty (30 ) calendar days after all the arbitrators are selected and finalized. Within seven (7) days after the date of the expiration of the Consultative Period, Tekelec's Arbitrator and the Representative's Arbitrator shall each prepare a list of three independent arbitrators. If Tekelec's Arbitrator fails to prepare a list of three independent arbitrators within such seven (7) day period, then the Representative's Arbitrator shall select the Joint Arbitrator within ten (10) days after the date of the expiration of the Consultative Period. If the Representative's Arbitrator fails to prepare a list of three independent arbitrators within such seven (7) day period, then Tekelec's Arbitrator shall select the Joint Arbitrator within ten (10) days after the date of the expiration of the Consultative Period. If Tekelec's Arbitrator and the Representative's Arbitrator each prepare a list of three arbitrators, the Joint Arbitrator shall be selected jointly by Tekelec's Arbitrator and the Representative's Arbitrator from the lists of proposed arbitrators within seventeen (17) days after the date of the expiration of the Consultative Period. If Tekelec's Arbitrator and the Representative's Arbitrator are unable to jointly select the Joint Arbitrator within seventeen (17) days after the date of the expiration of the Consultative Period, then Tekelec's Arbitrator and the Representative's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within twenty (20) days after the date of the expiration of the Consultative Period, and the Joint Arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Tekelec's Arbitrator and the Representative's Arbitrator. The final determination of all points of disagreement with respect to the Put Price or such other claim or matter, as the case may be, must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators, as the case may be; provided that if two of the three arbitrators are unable to agree on all points of disagreement with respect to the Put Price or such other claim or matter, as the case may be, within thirty (30) days after all the arbitrators are selected and finalized, the final determination of all points of disagreement with respect thereto shall be resolved by the Joint Arbitrator and the Joint Arbitrator shall have signed a statement rendering such determination by such date. For purposes of such arbitration each of Tekelec and the Representative shall submit a proposed calculation of the Put Price. The arbitrator(s) shall apply the terms of this Agreement (including Article III hereof), and shall otherwise conduct the arbitration under such procedures as Tekelec and the Representative may agree or, failing such agreement, under the then prevailing Commercial Rules of the American Arbitration Association. The fees and expenses incurred in connection with the arbitration of the Put Price or such other claim or matter, as the case may be, (including the fees and expenses of the arbitrator(s) and the other party's outside counsel and accounting fees) shall be paid by the party who is not the prevailing party with respect to the items in dispute with respect to the Put Price or such other claim or matter, as the case may be; it being understood that the party whose proposed calculation with respect to the Put Price is nearest in terms of dollars to the amount of the Put Price determined by the arbitrator(s) shall be considered the prevailing party hereunder for purposes of this sentence. All determinations by the arbitrator(s) shall be final, conclusive and binding with respect to the Put

Price or such other claim or matter, as the case may be, and the allocation of arbitration fees and expenses, in the absence of fraud or manifest error. This
Section 3.2(i) shall be the sole and exclusive remedy for the Representative and the Stockholders for any and all claims and disputes with respect to the Put Price and any other matter related to such put right, including, without limitation, any claim or matter related to the amount of the Revenue or other variables that are necessary for the calculation of the Put Price or the fulfillment or non-fullfillment of the legal, fiduciary or other obligations or duties of any person or entity with respect to the exercise of such put right.

                  (j)      The purchase and sale of the Stock pursuant to this
Section 3.2 shall close (the "Put Closing Date") twenty-five (25) days following the expiration of the Put Measurement Period or, if the Representative dispute the Put Price or any other matter related to such call right, then no later than the tenth (10th) calendar day following the final determination of the Put Price and/or such other matter in accordance with the terms of this Section 3.2. At least five (5) calendar days prior to the Put Closing Date, Tekelec shall provide a notice to the Representative specifying how much, if any, of the Put Price Tekelec intends to pay in shares of Tekelec Stock. At any time on or prior to the Put Closing Date for such transaction, Tekelec may change its intention to pay in shares of Tekelec Stock and may elect instead to pay some or any portion of the amount due in cash.

                  (k) Tekelec shall after a Put Closing Date purchase all of the shares previously considered Disputed Shares within fifteen (15) days of the date such shares are no longer Disputed Shares (as specified in a written notice delivered by Tekelec to Santera; it being understood that shares previously considered Disputed Shares that have been or are required to be transferred to Santera in accordance with the terms of the Escrow Agreement shall not be considered Disputed Shares to be redeemed), for the same per share Put Price (as adjusted for any stock dividends, combinations, reverse stock splits, stock splits, recapitalizations, reorganizations, reclassifications or other similar event with respect to such shares) paid on such prior Put Closing Date.

                  (l) Each of the Stockholders hereby acknowledges, agrees with, consents to and agrees to be bound by all of the provisions of Section C.1.(ii) of Article Fourth of the Amended and Restated Certificate of Incorporation, including, without limitation, the provisions of Section C.1.(ii)(c)(V), (VI) and (VII) thereof.

         3.3 Legacy Options. In calculating the Call Price or the Put Price, as the case may be, that will be payable with respect to each share of Series A Preferred Stock, Tekelec may, at its option, reduce the per share Call Price or the per share Put Price, as the case may be, by assuming and taking into account the issuance of all securities issuable upon the exercise of Legacy Options which are then exercisable. If Tekelec so elects to reduce the per share Call Price or the per share Put Price, then (a) upon the exercise of any such Legacy Options, the consideration received by Santera upon such exercise shall be deemed to be an increase in the aggregate Call Price or Put Price, as the case may be, (b) upon the expiration of any such Legacy Option without exercise, the per share Call Price or per share Put Price, as the case may be (in each case, as adjusted for any stock dividends, combinations, reverse stock splits, stock splits, recapitalizations, reorganizations, reclassifications or other similar event with respect to such shares), shall be recalculated without assuming and taking into account the issuance of any securities issuable upon the exercise of such expired Legacy Option (but otherwise using all of the same facts as previously used). Any increase resulting from the preceding sentence will be paid to the parties entitled thereto within thirty (30) days of the event giving rise to the increase, with the payment to be accompanied by a statement setting forth the calculations and reasonable supporting data used to determine the increase.

                                   ARTICLE IV
    TEKELEC OPTION TO ACQUIRE ADDITIONAL SHARES OF SERIES B PREFERRED STOCK.

         Tekelec shall have the option (the "Tekelec Option") to acquire additional shares of Series B Preferred Stock from Santera on the terms provided in this Article IV.

         4.1 Number of Shares. The Tekelec Option shall be exercisable from time to time as set forth in this Article IV and shall entitle Tekelec to acquire up to twelve thousand 12,000 additional shares of Series B Preferred Stock, each at a per share purchase price of $1,000.

         4.2 Availability of Shares. Santera shall, at all times until the Tekelec Option shall have been exercised or shall have expired or been terminated in full, keep a sufficient number of shares of Series B Preferred Stock available for issuance to Tekelec to enable it to exercise the Tekelec Option in full, which shares of Series B Preferred Stock shall be free of any liens, encumbrances, restrictions, options or other rights in favor of any other Person.

         4.3 Term of Option. The Tekelec Option shall become exercisable on the date hereof and shall remain exercisable in accordance with the following sentence, unless it has been exercised in full prior to the applicable expiration date set forth in such sentence, in which event it shall expire on the date it has been so exercised in full. The Tekelec Option shall expire in full on (a) the last day of the Call Measurement Period or the Put Measurement Period hereunder or the last day of the Series A Holder Redemption Measurement Period or the Series B Holder Redemption Measurement Period under the Amended and Restated Certificate of Incorporation, as the case may be, or (b) if no Call Notice or Put Notice hereunder and no Series A Holder Redemption Notice or Series B Holder Redemption Notice under the Amended and Restated Certificate of Incorporation has been delivered prior to March 1, 2008, on March 1, 2008.

         4.4 Exercise of Option. In order to exercise the Tekelec Option, Tekelec shall give written notice of such exercise to Santera and to the Representative, and the date of giving of such notice shall be deemed to be the date of exercise. Each such exercise of the Tekelec Option shall be for a number of shares of Series B Preferred Stock indicated in such notice. Tekelec may exercise the Tekelec Option as frequently as it may desire during the term of the Tekelec Option. Following receipt of such notice of exercise, the parties hereto shall cooperate in taking all steps which may be required to effect the prompt issuance and transfer of the applicable shares of Series B Preferred Stock to Tekelec. The issuance or transfer of the applicable shares shall take place at such place as may be mutually acceptable to the parties thereto at 10:00 a.m. Dallas, Texas time on the later of (x) the first business day following receipt of all consents, approvals or actions required in connection with such issuance, but not later than the tenth (10) business day following the delivery of the notice of exercise, or (y) such other time and/or place as Tekelec may specify. At such closing, (i) Santera shall deliver to Tekelec the certificates representing the shares to be so issued, duly registered in the name of Tekelec or a wholly owned subsidiary of Tekelec designated by Tekelec, together with such certificates, legal opinions and other instruments relating to the transaction as Tekelec shall reasonably request; and (ii) Tekelec or such designee shall pay the aggregate purchase price therefore in cash, by wire transfer of immediately available funds to such account as Santera shall direct by written notice delivered on or before the day of such closing.

         4.5 Adjustments for Certain Events; Advance Notice. In the event of (1) any merger, consolidation, liquidation or similar corporate event relating to Santera, (2) any reclassification, reorganization or other similar event affecting the rights of the holders of the shares of Series B Preferred Stock, (3) any stock dividend or other distribution in respect of any shares of Series B Preferred Stock (other than regular cash dividends), then Tekelec shall be entitled to receive, on exercise of the Tekelec Option, such shares of Series B Preferred Stock or other securities and such other property as it would have been entitled to receive if it had exercised the Tekelec Option immediately prior to the applicable record date for the event in question. If any such event described in this paragraph shall be anticipated, Santera shall give advance written notice of such event at least thirty (30) days prior to the record date or intended date of announcement of such event (whichever is earlier).

         4.6 Transferability of Option. Tekelec may at any time transfer the Tekelec Option, in whole or in part, to any of its wholly owned subsidiaries or any other Person in connection with the sale of all of its Stock and the assignment of all of its rights to such Person; provided that such transferee shall have executed and delivered to Santera an Instrument of Accession.

                                    ARTICLE V
                              GOVERNANCE OF SANTERA

         The provisions of Article V shall remain in full force and effect until the Termination Date, at which point such provisions shall terminate and be of no further force or effect whatsoever.

         5.1 Board Representation. From and after the date hereof until the Termination Date, each Stockholder on behalf of itself and its Affiliates agrees to hold all of the shares of Stock registered in its name (and any Securities of Santera issued with respect to, upon conversion of, or in exchange or substitution of the Stock, and any other voting securities of Santera subsequently acquired by such Stockholder) subject to, and to vote its Stock at each meeting of stockholders (and in each written consent of Santera's stockholders) in accordance with the provisions of this Agreement so as to effect the following:

                  (a) Each Stockholder shall vote at each meeting of stockholders (and in each written consent of Santera's stockholders) each share of Stock owned by such Stockholder (or as to which such Stockholder has voting power) to ensure that the size of the Board shall be set and remain at five (5) or seven (7) directors.

                  (b) For so long as Stockholders holding shares of Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees) in the aggregate own at least 31,000 shares of Series A Preferred Stock (as adjusted for any stock dividends, combinations, reverse stock splits, stock splits, recapitalizations, reorganizations, reclassifications or other similar event with respect to such shares), in any election of directors of Santera to elect the directors that such holders of Series A Preferred Stock are entitled to elect pursuant to the Amended and Restated Certificate of Incorporation, each Stockholder holding Series A Preferred Stock who has the right to vote its shares of Series A Preferred Stock for the election of directors shall vote all shares of Series A Preferred Stock then owned by such Stockholder (or as to which such Stockholder has voting power) as may be necessary to elect two (2) directors if the Board of Directors consists of five (5) directors, one of whom shall be nominated by Austin Ventures or its Affiliate and one of whom shall be nominated by Redpoint Ventures or its Affiliate and three (3) directors if the Board of Directors consists of seven (7) directors, one (1) of whom shall be nominated by Austin Ventures or its Affiliate, one (1) of whom shall be nominated by Redpoint Ventures or its Affiliate and one (1) of whom shall be nominated by the Stockholders holding a majority of the shares of Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees).

                  (c) For so long as Stockholders holding shares of Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees) in the aggregate own at least 15,000 but less than 31,000 shares of Series A Preferred Stock (as adjusted for any stock dividends, combinations, reverse stock splits, stock splits, recapitalizations, reorganizations, reclassifications or other similar event with respect to such shares), in any election of directors of Santera to elect the directors that such holders of Series A Preferred Stock are entitled to elect pursuant to the Amended and Restated Certificate of Incorporation, each Stockholder holding Series A Preferred Stock who has the right to vote its shares of Series A Preferred Stock for the election of directors shall vote all shares of Series A Preferred Stock then owned by such Stockholder (or as to which such Stockholder has voting power) as may be necessary to elect one (1) director if the Board of Directors consists of five (5) directors, and one (1) director if the Board of Directors consists of seven (7) directors, in each case which director shall be nominated by the Stockholders holding a majority of the shares of Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees).

                  (d) For so long as Stockholders holding shares of Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees) in the aggregate own less than 15,000 shares of Series A Preferred Stock (as adjusted for any stock dividends, combinations, reverse stock splits, stock splits, recapitalizations, reorganizations, reclassifications or other similar event with respect to such shares), in any election of directors of Santera to elect the directors that such holders of Series A Preferred Stock are entitled to elect pursuant to the Amended and Restated Certificate of Incorporation, each Stockholder holding Series A Preferred Stock who has the right to vote its shares of Series A Preferred Stock for the election of directors (including Tekelec, its wholly owned subsidiaries and any Tekelec Designees) shall vote all shares of Series A Preferred Stock then owned by such Stockholder (or as to which such Stockholder has voting power) as may be necessary to elect one (1) director if the Board of Directors consists of five (5) directors, and one (1) director if the Board of Directors consists of seven (7) directors, in each case which director shall be nominated by Tekelec or its Affiliate.

                  (e) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors pursuant to this
Section 5.1, vacancies and newly created directorships of such class or classes or series shall be filled in accordance with the Amended and Restated Certificate of Incorporation, the Bylaws and applicable law.

                  (f) For so long as the holders of any class or classes of stock or series thereof are entitled to elect such director pursuant to Section 5.1(a), 5.1(b) or 5.1(c), any director who was elected by a specified class or classes of stock or series thereof may be removed during such director's term of office only in accordance with the Amended and Restated Certificate of Incorporation, the Bylaws and applicable law.

                  (g) Should the provisions of this Section 5.1 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Article V.

         5.2      Supermajority Voting for Certain Corporate Actions.

                  (a) The affirmative vote of at least a majority of the directors of Santera present at a meeting duly called at which a quorum is present or a unanimous written consent signed by the directors of Santera in lieu of such meeting shall be required to take any action by the Board not specifically addressed in Article Fifth Section C(ii) of the Amended and Restated Certificate of Incorporation or in Section 5.2(b) below.

                  (b) The affirmative vote of at least eighty percent (80%) of the directors of Santera or a unanimous written consent signed by the directors of Santera in lieu of such meeting shall be required for any of the following corporate actions, to the extent the same are to be taken from and after the Effective Time and prior to the Termination Date:

                  (i) Payment of any dividend or distribution with respect to any shares of capital stock of Santera, other than in connection with a redemption contemplated by Article Fourth, Section C.1(ii) of the Amended and Restated Certificate of Incorporation;

                  (ii) Change the range of the number of authorized directors of the Board of Directors from the number set forth in Article Fifth, Section B of the Amended and Restated Certificate of Incorporation and set forth in the Bylaws;

                  (iii) Sale of all or substantially all of Santera's assets, or merge into or consolidate with any other entity, or effect any transaction or series of related transactions in which at least a majority of Santera's voting power is disposed of (other than in connection with a Majority Sale or in connection with a redemption contemplated by Article Fourth, Section C.1(ii) of the Amended and Restated Certificate of Incorporation); and

                  (iv) Except as otherwise contemplated or provided for in this Agreement or contemplated by the Amended and Restated Certificate of Incorporation, any transaction between Santera and a Stockholder or an Affiliate of a Stockholder or an employee of a Stockholder, unless such transaction is made on an arm's-length basis in the ordinary course of business.

         5.3 Attendance at Meetings. At each annual meeting of the stockholders of Santera and each special meeting of stockholders of Santera involving the election of directors of Santera, each Stockholder shall attend, and vote its shares of Stock, in person or by proxy, or each Stockholder shall execute written consents in lieu of such meetings, in accordance with this Agreement.

         5.4 Committees. At all times prior to the Termination Date, at least one (1) member of each committee of the Board of Directors shall be a director designated by the Representative. At all times prior to the Termination Date, no committee of the Board of Directors shall be authorized to take any action specified in Section 5.2(b) hereof.

         5.5 Director Expenses. Santera shall pay all reasonable expenses of the directors in connection with his or her election to and service on the Board, including the cost of their attending or otherwise participating in meetings or decisions of the Board.

                                   ARTICLE VI
                    OTHER AGREEMENTS BETWEEN THE STOCKHOLDERS

         6.1      Confidentiality.

                  (a) Acknowledgements Each party hereto acknowledges that, in connection with its rights and obligations under this Agreement, such party will provide to and receive from the other parties hereto certain Confidential Information. Each such party hereby agrees that such Confidential Information will be treated confidentially as provided herein, used only in connection with the business of Santera and the involvement of the parties hereto therein and that the parties hereto shall cooperate to prevent disclosure of competitively sensitive information.

                  (b) Restrictions on Disclosure Except as expressly permitted by the terms of this Agreement or as required by applicable law or regulation, no party hereto may, or permit any of its representatives to, disclose, in whole or in part, any Confidential Information to any Person or otherwise use such Confidential Information in any way detrimental to the party owning such Confidential Information; provided, however, that Confidential Information may be disclosed to representatives of the receiving party who need to know the information, it being understood that they will be advised of the confidential nature of such information and that by receiving such information they are agreeing to be bound by the provisions of this Section 6.1. Notwithstanding the foregoing or anything else contained herein to the contrary, no Stockholder shall be permitted to disclose any Confidential Information in connection with the Transfer or attempted Transfer of his, her or its interest in Santera without the prior written consent of Santera even if the failure to disclose such Confidential Information would preclude such Stockholder from selling such interest in Santera as a result of applicable legal requirements or otherwise.

                  (c) Protective Order In the event that a party hereto is requested to disclose any Confidential Information, which disclosure is not otherwise permitted hereunder, such party shall use all reasonable efforts to provide the other parties hereto with prompt notice of such request or requirement so that such other party may seek, at its expense, an appropriate protective order. The receiving party will not oppose any action by, and will reasonably cooperate with, the disclosing party to obtain any appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

                  (d) Press Releases The parties hereto will not make any public disclosure of the terms hereof or issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without the prior written consent of Tekelec and the Representative, not to be unreasonably withheld, delayed or conditioned, except as may be required by applicable requirements of law or by obligations pursuant to any listing agreement with any national securities exchange or quotation system, in which case the party making such disclosure will first provide to Tekelec and the Representative the text of the proposed disclosure, the reasons such disclosure is required and the time and manner in which the disclosure in intended to be made and Tekelec and the Representative shall be permitted to comment on such proposed disclosure. The parties agree that the initial press release and any Commission filing to be made in respect of the transactions contemplated by this Agreement shall be in the form heretofore agreed to by Tekelec and the Representative.

         6.2      Non-Solicitation.

                  (a) Solicitation of Santera Employees During the term of this Agreement, no Stockholder or any of their respective Affiliates, officers, directors, partners or employees shall, without first obtaining the prior written consent of Santera, which consent may be withheld for any reason, solicit for employment or hire any employee of Santera, except (x) an employee of Santera who has received formal notice of termination from Santera or (y) an employee of Santera who has voluntarily resigned from Santera so long as such solicitation or employment did not commence prior to the six (6) month anniversary of such resignation. Notwithstanding the foregoing, nothing in this Agreement shall prohibit a Stockholder which is primarily engaged in making investments in other companies, either alone or in any other capacity, or on behalf of another person or entity, from (i) advertising open positions, participating in job fairs and comparable activities or in other forms of soliciting candidates for employment which are general in nature, (ii) hiring a current or former employee of Santera who has responded to a general solicitation of employment not specifically directed at that employee or (iii) hiring or soliciting for employment any employee of Santera who has received a notice of termination or whose employment with Santera has otherwise been terminated.

                  (b) Initial Employees Each Stockholder acknowledges that the initial employees of Santera shall consist of employees from both Tekelec and Santera.

         6.3 Funding of Certain Redemption Rights. To the extent Santera becomes obligated to redeem shares of Series A Preferred Stock pursuant to Article Fourth, Sections D(1)(ii)(a)(I) or (II) of the Amended and Restated Certificate of Incorporation but such redemption is not permitted under Delaware law, Tekelec agrees to contribute to Santera assets in an amount sufficient to permit Santera to redeem such shares for cash, Tekelec Stock or any combination thereof in full under Delaware law.

         6.4      Registration Rights with Respect to Tekelec Stock.

                  (a) To the extent Tekelec files a Registration Statement in connection with the issuance of shares of Tekelec Stock in satisfaction for all or any portion of the Call Price pursuant to Section 3.1, the Put Price pursuant to Section 3.2 or all or any portion of the redemption price pursuant to Article Fourth, Section C(1)(ii)(a)(I) or (II) of the Amended and Restated Certificate of Incorporation, Tekelec agrees to maintain the effectiveness of such Registration Statement for a period of at least twelve (12) months following the effectiveness thereof or, for those Stockholders who are Affiliates of Santera, for a period of at least twenty-four (24) months following the effectiveness thereof, provided that if Tekelec determines in good faith that (i) sales of securities pursuant to the Registration Statement would have a material adverse effect on Tekelec or its stockholders in relation to any financing, acquisition or other corporate transaction or (ii) sales of securities pursuant to the Registration Statement would require disclosure of information Tekelec reasonably believes should remain confidential at such time for a valid business purpose, in each case as evidenced by a certificate signed by Tekelec's Chief Executive Officer, Tekelec shall be entitled to suspend all sales under the Registration Statement and prospectuses related thereto for a reasonable period of time, but not for more than an aggregate of ninety (90) calendar days in any 360 day period (provided that any such suspension shall toll the period during which Tekelec must maintain the effectiveness of such Registration Statement).

                  (b) Each of the Stockholders who receive Tekelec Stock registered upon issuance or registered for resale pursuant to the Act in connection with the issuance of shares of

Tekelec Stock in satisfaction for all or any portion of the Call Price pursuant to Section 3.1, the Put Price pursuant to Section 3.2 or all or any portion of the redemption price pursuant to Article Fourth, Section C(1)(ii)(a)(I) or (II) of the Amended and Restated Certificate of Incorporation hereby agree to indemnify and hold Tekelec, its directors, officers and agents harmless for any loss, claim, damage, liability or action that arises out of or is based upon any untrue statement, or alleged untrue statement, or omission, or alleged omission, of material fact made in the Registration Statement or any preliminary prospectus or prospectus contained therein or any amendment or supplement thereto in reliance upon and in conformity with written information furnished or confirmed to Tekelec by such Stockholder, or by any agent thereof, specifically for use in the preparation of such Registration Statement; provided, however, that the foregoing indemnity obligations shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder (which consent shall not be unreasonably withheld) and, provided further, that in no event shall the foregoing indemnity obligations exceed the net proceeds from such offering received by such Stockholder.

                  (c) Tekelec hereby agrees to indemnify and hold each of the Stockholders and each person, if any, who controls such Stockholder within the meaning of the Act who receive Tekelec Stock registered upon issuance or registered for resale pursuant to the Act in connection with the issuance of shares of Tekelec Stock in satisfaction for all or any portion of the Call Price pursuant to Section 3.1, the Put Price pursuant to Section 3.2 or all or any portion of the redemption price pursuant to Article Fourth, Section C(1)(ii)(a)(I) or (II) of the Amended and Restated Certificate of Incorporation and each of their respective directors, officers and agents harmless for any loss, claim, damage, liability (joint or several) or action (including reasonable attorneys fees) to which any of the foregoing persons may become subject under the Act or other applicable securities laws, insofar as such loss, claim, damage, liability or action arises out of or is based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the "Filings"),
(ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading or alleged untrue statement, or omission, or alleged omission, of material fact made in the Filings, or (iii) any violation or alleged violation by Tekelec of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law with respect to the offering of the securities pursuant to the Filings other than, in any such case, for such untrue statement, or alleged untrue statement, or omission, or alleged omission, of material fact or violation or alleged violation made in reliance upon and in conformity with information furnished or confirmed to Tekelec by such Stockholder, or by any agent thereof, specifically for use in the preparation of the Filings.

                  (d) Promptly after receipt by an indemnified party under this Section 6.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, but only if such indemnifying party shall have unconditionally acknowledged to each indemnified party in writing the obligation of the indemnifying party to indemnify the persons entitled to be indemnified hereunder with respect to such claims, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall, to the extent such failure is prejudicial to the indemnifying party's ability to defend against any such action, relieve such indemnifying party of any liability to the indemnified party under this Section 6.4 to the extent thereto, but the failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.4.

                  (e) If the indemnification provided for in Section 6.4(b) and Section 6.4(c) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such loss, liability, claim, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any Stockholder be required to contribute an amount in excess of the net proceeds from the offering received by such Stockholder.

         6.5 Information Rights. The Company shall deliver to each Qualifying Stockholder:

                  (a) as soon as practicable, but in any event within one hundred twenty (120) calendar days after the end of each fiscal year of Santera, consolidated balance sheets of Santera and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of Santera and its subsidiaries, if any, for such year, prepared in accordance with GAAP, all in reasonable detail and audited by independent public accountants of national standing selected by Santera; and

                  (b) as soon as practicable, but in any event within forty-five (45) calendar days after the end of each fiscal quarter of Santera, unaudited consolidated balance sheets of Santera and its subsidiaries, if any, as of the end of such fiscal quarter, and unaudited consolidated statements of income and unaudited consolidated statements of cash flows of Santera and its subsidiaries, if any, for such quarter, prepared in accordance with GAAP, all in reasonable detail.

The Company shall bear all expenses and fees incurred in connection with the preparation, audit and/or delivery of the financial statements to be delivered to the Qualifying Stockholders pursuant to this Section 6.5.

         6.6 Visitation and Inspection. Santera shall permit each Qualifying Stockholder, at such Qualifying Stockholder's expense, to visit and inspect Santera's properties and to discuss Santera's affairs, finances and accounts with its executive officers, all at such reasonable times as may be requested by the Qualifying Stockholder; provided, however, that Santera shall not be obligated pursuant to this Section 6.6 to provide access to any information that it reasonably considers in good faith to be a trade secret or otherwise highly confidential information. The provisions of this Section 6.6 shall not be in limitation of any rights which any Stockholder may have with respect to the books and records of Santera and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the State of Delaware.

         6.7 Set-Off. Tekelec shall be entitled to setoff, and/or at any time following the Closing, cause Santera to setoff, (i) any amount that Tekelec claims Santera owes it under Article XI of the Merger Agreement, including any amounts owed pursuant to that letter agreement dated April 30, 2003, against (x) any amounts owed by Tekelec to Santera (other than amounts owed by Tekelec to Santera as indemnification payments pursuant to Article XI of the Merger Agreement or upon exercise of the Tekelec Option) or to any of the Legacy Santera Stockholders under this Agreement, the Escrow Agreement or the Merger Agreement or (y) after the Closing, any amounts owed by Santera to the Legacy Santera Stockholders upon redemption of shares of Series A Preferred Stock under the Amended and Restated Certificate of Incorporation and/or (ii) any amount Tekelec claims any Legacy Santera Stockholder owes it or Santera under the Merger Agreement against (x) any amounts owed by Tekelec to Santera (other than amounts owed by Tekelec to Santera as indemnification payments pursuant to
Article XI of the Merger Agreement or upon exercise of the Tekelec Option) or to any such Legacy Santera Stockholder under this Agreement, the Escrow Agreement or the Merger Agreement or (y) after the Closing, any amounts owed by Santera to any such Legacy Santera Stockholder upon redemption of shares of Series A Preferred Stock under the Amended and Restated Certificate of Incorporation; provided, in any such case, that Tekelec informs the Representative in writing of such proposed setoff in advance of such setoff and describes the grounds upon which Tekelec claims the right to make such setoff (or cause Santera to make such setoff) and provides the Representative a reasonable opportunity to contest such setoff. If the Representative disputes such setoff, it shall notify Tekelec thereof within thirty (30) days after receipt of the notice of setoff, whereupon Tekelec and the Representative shall meet and attempt in good faith to resolve their differences with respect to such claimed right of setoff. If the dispute has not been resolved within thirty (30) days after such Parties first meet to attempt such resolution, any Party may initiate litigation in accordance with this Agreement. This Section 6.7 does not create any independent obligation of a Party to Tekelec, nor shall this Section 6.7 circumvent the limitations set forth in Sections 11.5, 11.6, 11.8 and 11.9 of the Merger Agreement.

                                   ARTICLE VII
                                  CERTIFICATES

         As long as this Agreement shall remain in full force and effect, there shall be inscribed upon each certificate of Common Stock and Preferred Stock held by a Stockholder the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED, OR IN ANY WAY DISPOSED OF OR ENCUMBERED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT DATED AS OF ___________________ ________, 2003, AND ANY AMENDMENTS
                  THERETO, A COPY OF WHICH

                  IS ON FILE AT THE OFFICE OF SANTERA. THE HOLDER AND THE OWNER HEREOF IS SUBJECT TO THE OBLIGATIONS THEREIN SET FORTH AND CONTAINED AND ANY SUCH DISPOSITION OR ENCUMBRANCE IN CONTRAVENTION OF SAID STOCKHOLDERS' AGREEMENT SHALL BE NULL AND VOID.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY TO SANTERA OF AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO SANTERA THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                                  ARTICLE VIII
                                   TERMINATION

         This Agreement shall terminate upon the occurrence of any of the following events:

         (a) prior to the Termination Date, the written agreement of the holders of not less than (i) a majority of the Series B Preferred Stock, calculated on an as converted basis and (ii) a majority of the Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees), calculated on an as converted basis;

         (b) after the Termination Date, the written agreement of the holders of not less than 71% of the Stock, calculated on a fully converted basis;

         (c) the date on which only one Person (or its wholly owned subsidiaries) own shares of Stock of Santera;

         (d) the date on which Tekelec acquires all Stock as a result of the consummation of a transaction pursuant to the exercise of the call right or the put right contained in Article III hereof or the date on which Santera redeems all Stock pursuant to Article Fourth, Section C(1)(ii)(a)(I) or (II) of the Amended and Restated Certificate of Incorporation; or

         (e)      the dissolution of Santera.

The voting provisions of Article V will terminate (if the same have not sooner terminated in accordance with their respective terms) upon the termination of this Agreement pursuant to the terms of this Article VIII. Unless earlier terminated pursuant to this Article VIII, the provisions of Article II shall terminate upon the effective time of a firm commitment underwritten public offering of Stock registered under the Act. The provisions of Sections 6.1, 6.2, 9.2, 9.3, 9.8 and 9.9 shall survive the termination of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Notices. All notices, consents, approvals, requests and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one (1) day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Santera, to:

         Santera Systems Inc.
         3601 East Plano Parkway, #100
         Plano, Texas 75704
         Attention: President
         Facsimile No.: (972) 461-7512

         with copies to:

         Munsch Hardt Kopf & Harr P.C.
         1445 Ross Avenue, Suite 4000
         Dallas, Texas 75202
         Attention: A. Michael Hainsfurther
         Facsimile No.: (214) 855-7584

         If to Tekelec, to:

         Tekelec
         26580 West Agoura Road
         Calabasas, California 91302
         Attention: President
         Facsimile No.: (818) 880-0176

         with copies to:

         Ronald W. Buckly
         Tekelec
         26850 West Agoura Road
         Calabasas, California 91302
         Facsimile: (818) 880-0176

         and

         Bryan Cave LLP
         One Metropolitan Square
         211 North Broadway, Suite 3600
         St. Louis, Missouri 63102
         Attention: J. Mark Klamer and Katherine F. Ashton
         Facsimile: (314) 259-2020

         If to the Legacy Santera Stockholders, to the Representative:

         Austin Ventures VI, L.P.
         2435 North Central Expressway
         Suite 1600
         Richardson, Texas 75080
         Attention: Edward E. Olkkola
         Facsimile No.: (972-892-3701

         with a copy to:

         Wilson, Sonsini, Goodrich & Rosati Professional Corporation 8911 Capital of Texas Highway North
         Westech 360, Suite 3350
         Austin, Texas 78759
         Attention: Paul R. Tobias
         Facsimile: (512) 338-5499

         9.2 Remedies. The Stockholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any material breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

         9.3 Expenses Except as otherwise provided in this Agreement or the Merger Agreement, each party hereto will pay its own costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

         9.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

         9.5 Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective against Santera or the Stockholders unless such modification, amendment or waiver is approved in writing by the holders of at least 71% of the total number of outstanding shares of Stock, calculated on an as converted basis; provided, however, that no amendment, modification or waiver of any provision of this Agreement that affects one particular group of Stockholders party to this Agreement (e.g., without limitation, the holders of the Series A Preferred Stock only, Series B Preferred Stock only or Common Stock only) in a manner different from any other group of Stockholders shall be effective against such group of Stockholders without the approval in writing of the holders of 71% of the total number of outstanding shares of Stock, calculated on an as converted basis, held by such group of Stockholders, and no modification, amendment or waiver of any provision of this Agreement that affects only one party shall be effective against such party without the approval in writing of such party; provided, further that, prior to the later of (a) the Termination Date and (b) the date on which no Disputed Shares remain outstanding, no amendment, modification or waiver of Article III or Section 6.3 hereof shall be effective without the approval in writing of the holders of at least (i) a majority of the Series B Preferred Stock, calculated on an as converted basis, and (ii) a majority of the Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees), calculated on an as converted basis, and, prior to the later of (a) the Termination Date and (b) the date on which no Disputed Shares remain outstanding no amendment, modification or waiver of any provision of this Agreement that adversely affects the rights of the Legacy Santera Stockholders under Article III or Section 6.3 hereof shall be effective without the approval in writing of the holders of at least (i) a majority of the Series B Preferred Stock, calculated on an as converted basis and (ii) a majority of the Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees), calculated on an as converted basis; provided, further that, prior to the later of (a) the Termination Date and (b) the date on which no Disputed Shares remain outstanding, no amendment, modification or waiver of Article V hereof shall be effective without the approval in writing of the holders of at least (i) a majority of the Series B Preferred Stock, calculated on an as converted basis, and (ii) a majority of the Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees), calculated on an as converted basis, so long as the holders of Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees) in the aggregate own at least 15,000 shares of Series A Preferred Stock (as adjusted for any stock dividends, combinations, reverse stock splits, stock splits, recapitalizations, reorganizations, reclassifications or other similar event with respect to such shares); provided, further that, until the later of(a) the Termination Date and (b) the date on which no Disputed Shares remain outstanding, no amendment, modification or waiver of Article VIII hereof or this
Section 9.5 shall be effective without the approval in writing of the holders of at least (i) a majority of the Series B Preferred Stock, calculated on an as converted basis, and (ii) a majority of the Series A Preferred Stock (excluding Tekelec, its wholly owned subsidiaries and any Tekelec Designees), calculated on an as converted basis. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         9.6 Counterparts This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         9.7 Headings The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         9.8 Severability If any provision of this Agreement shall be determined to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, and this Agreement shall be construed as if the illegal or unenforceable provision were not a part hereof, so long as the remaining provisions of this Agreement shall be sufficient to carry out the overall intent of the parties as expressed herein.

         9.9 Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. All claims brought hereunder are required to be brought and maintained in the any Federal or state court in the district in which Dallas, Texas is located. Any and all counterclaims in any action must be brought in the same court in which the related proceeding was initiated in accordance with the foregoing provisions. The parties hereto agree that such courts shall have exclusive jurisdiction and venue over all disputes between the parties hereto that are permitted to be brought in a court of law pursuant to
Section 9.12.

         9.10 Further Assurances Each party hereto shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         9.11 Third Party Beneficiary Nothing set forth in this Agreement shall be construed to confer any benefit to any third party who is not a party to this Agreement.

         9.12     Dispute Resolution.

                  (a) Informal Proceedings Except as otherwise specifically provided herein or in the Amended and Restated Certificate of Incorporation, in the event that any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement, the Amended and Restated Certificate of Incorporation, the Bylaws or actions taken or to be taken hereunder or thereunder (including disputes as to the creation, validity, interpretation, breach or termination of any such agreement)(a "Dispute"), then upon the written request of Tekelec or the Representative, Tekelec and the Representative shall each appoint a designated senior business executive or its equivalent (who for Tekelec shall be Tekelec's Chief Executive Officer) whose task it will be to meet for the purpose of endeavoring to resolve any actual or anticipated Disputes. The designated representatives shall meet as often as Tekelec and the Representative reasonably deem necessary in order to gather and furnish to the other all information with respect to the Dispute which Tekelec and the Representative believe to be appropriate and germane in connection with its resolution. Such representatives shall discuss the Dispute and will negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions shall be left to the discretion of the designated representatives and may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. No formal proceedings for the resolution of the Dispute under Section 9.12(b) may be commenced until the earlier to occur of (i) a good faith determination by the designated representatives that amicable resolution through continued negotiation of the Dispute does not appear likely or (ii) the twenty-fifth (25th) day after the initial request to negotiate the Dispute, except that the foregoing shall not preclude any such party from seeking injunctive relief in any court having jurisdiction.

                  (b) Formal Proceedings If a Dispute has not been resolved through the procedures set forth pursuant to Section 9.12(a), any party may pursue all available claims, counterclaims, or causes of actions whether at law or in equity, in an action or proceeding before a court of competent jurisdiction.

         9.13 Additional Parties. The parties hereto acknowledge and agree that any stockholders of Santera that execute this Agreement after the date hereof and prior to the Closing shall be considered a Legacy Santera Stockholder for all purposes hereunder.

         [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                           SANTERA SYSTEMS INC.

                           By: /s/ David Heard
                               _____________________________________

                           Name: David Heard
                                 ___________________________________

                           Title: President and CEO
                                  __________________________________

                           TEKELEC

                           By:  /s/ Frederick M. Lax
                               _____________________________________

                           Name: Frederick M. Lax
                                 ___________________________________

                           Title: President and CEO
                                  __________________________________

                           By: /s/ Paul J. Pucino
                               _____________________________________

                           Name: Paul J. Pucino
                                 ___________________________________

                           Title: CFO
                                  __________________________________

                           AUSTIN VENTURES VI, L.P., as Representative

                           By: AV Partners VI, L.P., its General Partner

                           By: /s/ Edward E. Olkkola
                               __________________________________
                               Edward E. Olkkola, General Partner

                           AUSTIN VENTURES VI, L.P.

                           By: AV Partners VI, L.P., its General Partner

                           By: /s/ Edward E. Olkkola
                               __________________________________
                               Edward E. Olkkola, General Partner

                           AUSTIN VENTURES VI AFFILIATES FUND, L.P.

                           By: AV Partners VI, L.P., its General Partner

                           By: /s/ Edward E. Olkkola
                               __________________________________
                               Edward E. Olkkola, General Partner

                           AUSTIN VENTURES VIII, L.P.

                           By: AV Partners VIII, L.P., its General Partner

                           By: /s/ Edward E. Olkkola
                               __________________________________
                               Edward E. Olkkola, General Partner

                             STOCKHOLDERS' AGREEMENT
                                 Signature Page

                           REDPOINT VENTURES II, L.P., by its General
                           Partner, Redpoint Ventures II, LLC

                           By: /s/ R. Thomas Dyal
                               __________________________________
                               R. Thomas Dyal, Managing Director

                           REDPOINT ASSOCIATES II, LLC, as nominee

                           By: /s/ R. Thomas Dyal
                               __________________________________
                               R. Thomas Dyal, Managing Director

                           REDPOINT TECHNOLOGY PARTNERS Q-I,
                           L.P.,by its General Partner, Redpoint Ventures I,
                           LLC

                           By: /s/ R. Thomas Dyal
                               _____________________________________

                          Name: R. Thomas Dyal
                                 ___________________________________

                          Title: Managing Director
                                  __________________________________

                           REDPOINT TECHNOLOGY PARTNERS A-I,
                           L.P., by its General Partner, Redpoint Ventures I,
                           LLC

                           By: /s/ R. Thomas Dyal
                               _____________________________________

                           Name: R. Thomas Dyal
                                 ___________________________________

                           Title: Managing Director
                                  __________________________________

                           MERITECH CAPITAL PARTNERS L.P.

                           By: Meritech Capital Associates L.L.C.
                                 its General Partner

                           By: Meritech Management Associates L.L.C.
                                 a managing member

                           By: /s/ Mark Stevens
                               _____________________________________
                           Name:  Mark Stevens
                                  ___________________________________
                           Title: __________________________________

                           MERITECH CAPITAL AFFILIATES L.P.

                           By: Meritech Capital Associates L.L.C.
                                 its General Partner

                           By: Meritech Management Associates L.L.C.
                                 a managing member

                           By:   /s/ Mark Stevens
                                 _____________________________________
                           Name:  Mark Stevens
                                  ___________________________________
                           Title: __________________________________

                             STOCKHOLDER' AGREEMENT
                                 Signature Page

                           SEQUOIA CAPITAL FRANCHISE FUND, L.P.

                           By: SCFF Management, LLC
                           A Delaware Limited Liability Company
                           General Partner

                           By: /s/ Mark Stevens
                               -------------------------------------
                           Name:   Mark Stevens
                                 -----------------------------------
                           Title:
                                  ----------------------------------
                           SEQUOIA CAPITAL FRANCHISE PARTNERS, L.P.

                           By: SCFF Management, LLC
                           A Delaware Limited Liability Company
                           General Partner

                           By: /s/ Mark Stevens
                               -------------------------------------
                           Name:   Mark Stevens
                                 -----------------------------------
                           Title:
                                  ----------------------------------
                           SEQUOIA CAPITAL VIII, L.P.

                           By: SC VIII Management, LLC
                           A California Limited Liability Company
                           General Partner

                           By: /s/ Mark Stevens
                               -------------------------------------
                           Name:   Mark Stevens
                                 -----------------------------------
                           Title:
                                  ----------------------------------
                           SEQUOIA INTERNATIONAL TECHNOLOGY
                           PARTNERS VIII, L.P.

                           By: SC VIII Management, LLC
                           A California Limited Liability Company
                           General Partner

                           By: /s/ Mark Stevens
                               -------------------------------------
                           Name:   Mark Stevens
                                 -----------------------------------
                           Title:
                                  ----------------------------------
                             STOCKHOLDERS' AGREEMENT
                                 Signature Page

                           SEQUOIA INTERNATIONAL TECHNOLOGY
                           PARTNERS VIII (Q), L.P.

                           By: SC VIII Management, LLC
                           A California Limited Liability Company
                           General Partner

                           By: /s/ Mark Stevens
                               _____________________________________

                           Name: Mark Stevens
                                 ___________________________________
                           Title: __________________________________

                           SEQUOIA 1997

                           By: /s/ Mark Stevens
                               _____________________________________

                           Name: Mark Stevens
                                 ___________________________________
                           Title: __________________________________

                           CMS PARTNERS LLC

                           By: /s/ Mark Stevens
                               _____________________________________

                           Name: Mark Stevens
                                 ___________________________________
                           Title: __________________________________

                           INSTITUTIONAL VENTURE PARTNERS VIII,
                           L.P., by its General Partner, Institutional
                           Venture Management VIII, LLC

                           By: /s/ R. Thomas Dyal
                               __________________________________
                               R. Thomas Dyal, Managing Director

                           IVM INVESTMENT FUND VIII, LLC, by its

                           Manager, Institutional Venture Management VIII,

                           LLC

                           By: /s/ R. Thomas Dyal
                               __________________________________
                               R. Thomas Dyal, Managing Director

                           BROADBAND FUND, L.P., by its General Partner, BBF Management, LLC, by its Manager,
                           Institutional Venture Management VIII, LLC

                           By: /s/ R. Thomas Dyal
                               __________________________________
                               R. Thomas Dyal, Managing Director

                             STOCKHOLDERS' AGREEMENT
                                 Signature Page

                                    EXHIBIT A

                             Instrument of Accession

         Reference is made to that certain Stockholders' Agreement dated as of April 30, 2003, a copy of which is attached hereto (the "Stockholders' Agreement"), by and among Santera Systems Inc., a Delaware corporation ("Santera"), Tekelec, a California corporation ("Tekelec"), the other stockholders of Santera that are signatory thereto (the "Legacy Santera Stockholders" and, together with Tekelec, the "Stockholders") and Austin Ventures VI, L.P., as representative of certain of the Legacy Santera Stockholders thereunder. Any terms not defined herein shall be defined as in the Stockholders' Agreement.

         The undersigned, _______________, in order to become the owner or holder of shares (the "Acquired Shares") of _____________________ , $____ par value per share, of Santera, hereby agrees that by the undersigned's execution hereof (a) the undersigned is a Stockholder party to the Stockholders' Agreement subject to all of the restrictions, conditions and obligations applicable to Stockholders set forth in the Stockholders' Agreement and (b) all of the Acquired Shares (and any and all shares of stock of Santera issued in respect thereof) are and will remain subject to all of the rights, restrictions, conditions and obligations applicable to such shares of Stock as set forth in the Stockholders' Agreement. This Instrument of Accession shall take effect and shall become a part of said Stockholders' Agreement immediately upon execution.

         Executed as of the date set forth below under the laws of the State of Delaware.

                                     Signature:_________________________________

                                     Address:___________________________________

                                             ___________________________________

                                     Date:______________________________________

Accepted:

SANTERA SYSTEMS INC.

By:  ____________________________

Date:  ___________________________